Exhibit 4.2

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

PALOMINO FUNDING TRUST I

Dated as of June 15, 2023

		Page

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1.	Definitions	2
Section 1.2.	Interpretation	12

ARTICLE II

ORGANIZATION

Section 2.1.	Name	12
Section 2.2.	Office	13
Section 2.3.	Nature and Purpose of the Trust	13
Section 2.4.	Authority	15
Section 2.5.	Title to Property	15
Section 2.6.	Powers and Duties of the Trustee	16
Section 2.7.	Prohibition of Actions by the Trust and the Trustee	21
Section 2.8.	Execution of Documents	22
Section 2.9.	Investment in Eligible Assets	22
Section 2.10.	Exercise of the Issuance Right; Facility Agreement	23
Section 2.11.	Mergers	23
Section 2.12.	Limitation on Directions to the Trustee	23
Section 2.13.	Duration of the Trust	23
Section 2.14.	Notices to the Trust and Trustee under the Facility Agreement	23

ARTICLE III

RESPONSIBILITIES OF THE DEPOSITOR

Section 3.1.	Responsibilities of the Depositor	24
Section 3.2.	Financing Statements	25

ARTICLE IV

THE TRUSTEES

Section 4.1.	Trustees; Eligibility	25
Section 4.2.	Delaware Trustee	26

-i-

(continued)

-ii-

(continued)

		Page

ARTICLE VI

GRANTOR TRUST

Section 6.1.	Treatment as “Grantor” Trust	58

ARTICLE VII

ACCOUNTING AND RECORDS

Section 7.1.	Annual Tax Information	59
Section 7.2.	Certain Accounting Matters	60

ARTICLE VIII

DISSOLUTION AND TERMINATION OF THE TRUST

Section 8.1.	Dissolution and Termination of the Trust	61
Section 8.2.	Liquidation and Dissolution	61

ARTICLE IX

LIMITATION OF LIABILITY OF HOLDERS, THE TRUSTEE, THE DELAWARE TRUSTEE OR OTHERS

Section 9.1.	Liability; Indemnity	65
Section 9.2.	Outside Businesses	66

ARTICLE X

VOTING; AMENDMENTS AND MEETINGS

Section 10.1.	General	66
Section 10.2.	Voting	66
Section 10.3.	Amendments	66
Section 10.4.	Certain Other Matters	68
Section 10.5.	Meetings of the Holders	69

-iii-

(continued)

		Page

ARTICLE XI

REPRESENTATIONS OF THE TRUSTEE AND THE DELAWARE TRUSTEE

Section 11.1.	Representations and Warranties of the Trustee	70
Section 11.2.	Representations and Warranties of the Delaware Trustee	70

ARTICLE XII

MISCELLANEOUS

Section 12.1.	Notices	71
Section 12.2.	Governing Law	73
Section 12.3.	Jurisdiction	74
Section 12.4.	Waiver of Trial By Jury	74
Section 12.5.	Third Party Beneficiaries	74
Section 12.6.	Enforceability	74
Section 12.7.	Counterparts	75

Exhibit A	Certificate of Trust
Exhibit B	Form of Certificate
Exhibit C-1	Form of Vistra Pledge Agreement
Exhibit C-2	Form of LC Pledge Agreement
Exhibit D	Form of Facility Agreement
Exhibit E	Form of Trust Expense Reimbursement Agreement
Exhibit F	Form of Engagement Letter of Cover & Rossiter
Exhibit G	Form of Cross Receipt
Exhibit H	CUSIPs, Principal/Face Amount and Purchase Price of the Eligible Assets on the Date Hereof
Exhibit I	Form of Collateral Trust Joinder
Exhibit J	Form of Important Notice to DTC
Exhibit K	Form of Trust Securities Purchase Agreement

-iv-

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

PALOMINO FUNDING TRUST I

This AMENDED AND RESTATED DECLARATION OF TRUST is made as of June 15, 2023 (this “Declaration”), among VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra Operations”), as depositor (the “Depositor”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association formed under the laws of the United States (“BNYM”), as trustee (the “Trustee”), BNY MELLON TRUST OF DELAWARE, a Delaware banking corporation with its principal place of business in the State of Delaware, as Delaware trustee (the “Delaware Trustee” and, together with the Trustee, the “Trustees”), and Vistra Operations, solely for the purposes of Sections 5.10(b) and (f), Sections 5.17(b), (d), (e) and (f) and Section 10.4(c).

WHEREAS, the Depositor and the Trustees have heretofore duly declared and established Palomino Funding Trust I, a statutory trust established pursuant to the Statutory Trust Act (as defined herein) (the “Trust”), by entering into a Declaration of Trust dated as of June 3, 2022, as amended by Amendment No. 1 to Trust Agreement (“Amendment No.1”), dated as of June 8, 2022 (as so amended, the “Original Declaration”), and by the execution by the Trustees and the filing by the Trustees with the Secretary of State of the State of Delaware (the “Secretary of State”) of the Amended and Restated Certificate of Trust, filed on June 8, 2022 (the “Certificate of Trust”);

WHEREAS, Amendment No.1 is hereby ratified and any references therein to “Trust Agreement” shall be replaced in their entirety with “Declaration of Trust”; and

WHEREAS, the parties hereto desire to amend and restate the Original Declaration in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Trust Securities to the Initial Purchasers pursuant to the Trust Securities Purchase Agreement; (ii) the investment of the proceeds of such issuance and sale in Eligible Assets; (iii) the execution and performance by the Trust of the Facility Agreement with Vistra Operations; and (iv) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Declaration, including entering into and performing the other Transaction Agreements to which it is a party.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Original Declaration is hereby amended and restated in its entirety and it is agreed as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions

(a) Unless the context otherwise require, in this Declaration (including in the Recitals):

“30/360 Basis” means a calculation for the relevant Distribution Period or other period on the basis of a year of 360 days consisting of twelve 30-day months.

“Affiliate” means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which (i) banking institutions in The City of New York or the State of Delaware are authorized or obligated by law or executive order to close or (ii) the Federal Reserve Bank of New York is closed.

“Certificate” means a trust certificate in the form attached as Exhibit B, which shall evidence the Trust Securities identified thereon.

“Change in Law” means any adoption (including any announced prospective adoption) of, change (including any announced prospective change) in or amendment to the laws of the United States or any regulations or rulings promulgated by any regulatory authority or agency thereof (including without limitation any authority or agency thereunder or therein affecting taxation), or any adoption of or change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which adoption, change or amendment is announced or becomes effective on or after the date the Trust Securities are issued.

“Code” means the United States Internal Revenue Code of 1986.

“Collateral Agent” means either the Vistra Collateral Agent or the LC Collateral Agent, as applicable.

“Collateral Trust Joinder” means the Collateral Trust Joinder – Additional Debt, dated as of June 15, 2023, to the Collateral Trust Agreement, in substantially the form attached as Exhibit I, as the same may be amended, restated or supplemented from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 240 Greenwich Street, 7E, New York, NY 10286, Attention: Palomino Funding Trust I, or such other address as the Trustee may designate from time to time by notice to the Depositor, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Depositor).

“Defaulted Payments” means, with respect to any Treasury Payment Date, any due and unpaid principal or interest payment on such Treasury Payment Date on any Defaulted Treasuries.

“Defaulted Securities” means, with respect to any Treasury Payment Date, Defaulted Treasuries and Defaulted STRIPS.

“Defaulted STRIPS” means, with respect to any Treasury Payment Date, any Eligible Assets that are STRIPS then held by the Trust that are due and not paid on such Treasury Payment Date.

“Defaulted Treasuries” means, with respect to any Treasury Payment Date, any Eligible Assets that are Treasuries then held by the Trust for which a principal or interest payment is due and not paid on such Treasury Payment Date.

“Delaware Trustee” has the meaning specified in the Preamble and in Section 4.2, initially BNY Mellon Trust of Delaware, a Delaware banking corporation having its principal place of business in the State of Delaware, not in its individual capacity but solely as Delaware Trustee under this Declaration until a successor or assignee shall have become Delaware Trustee pursuant to Section 4.3(e), and thereafter “Delaware Trustee” shall mean or include each Person who is then a Successor Delaware Trustee hereunder.

“Depositary” means DTC or any successor clearing agency registered under the Exchange Act that is designated to act as Depositary for the Trust Securities as contemplated by Section 5.16.

“Designated Secured Parties” means the LC Facility Secured Parties and Vistra Operations.

“Distribution” means a distribution made by the Trust, of and from its assets, to a Holder on account of the Holder’s ownership of a Trust Security.

“Distribution Date” means each May 17 and November 17, commencing on November 17, 2023, and ending on May 17, 2028 (or as postponed pursuant to Section 5.8(e)).

“Distribution Period” means each period from and including 5:00 p.m. on a Distribution Date (or from and including the date the Trust Securities are issued, as applicable) to, but excluding, 5:00 p.m. on the following Distribution Date.

“DTC” means The Depository Trust Company, a New York corporation.

“Eligible Assets” means a portfolio of (i) Treasuries that are U.S. Obligations, and principal and/or interest STRIPS of U.S. Government Obligations that are selected in accordance with Section 2.9(a) or delivered by Vistra Operations to the Trust as part of the Repurchase Price upon a Repurchase of Senior Secured Notes pursuant to Section 2.2(c) of the Facility Agreement and (ii) cash denominated in U.S. dollars.

“Eligible Bank” means a commercial bank organized under the laws of the United States or a state thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation, which commercial bank has total assets of at least $10 billion and which has a long-term debt rating of not less than “A2” as assigned by Moody’s and “A” as assigned by S&P.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Facility Agreement” means the Facility Agreement, dated as of June 15, 2023, among the Trust, Vistra Operations, the Subsidiaries of Vistra Operations from time to time party thereto and the Senior Secured Notes Trustee, in substantially the form attached as Exhibit D, as the same may be amended, restated or supplemented from time to time.

“Global Certificate” means a Certificate registered in the name of a Depositary (or a nominee of a Depositary) and that is held through such Depositary as part of its system for the holding, clearance and settlement of book-entry interests in such Certificate.

“Holder” means, with respect to any Trust Security, the Person in whose name such Trust Security is registered on the Register maintained for that purpose by the Trustee.

“Important Notice to DTC” means the notice to be delivered by the Trust to the Depositary, in substantially the form attached as Exhibit J.

“Investment Company Act” means the United States Investment Company Act of 1940.

“Investment Company Act Event” means the receipt by Vistra Operations of an opinion of nationally recognized counsel to the effect that, as a result of a Change in Law, the Trust will be required to, or there is a reasonable likelihood that the Trust will be required to, register under the Investment Company Act.

“IRS” means the United States Internal Revenue Service.

“LC Collateral Agent” means (a) any person initially appointed by Vistra Operations to act as the collateral agent for the benefit of the LC Facility Secured Parties and (b) any successor, assign and/or replacement of such entity from time to time as determined by Vistra Operations in accordance with the terms of the LC Pledge Agreement.

“LC Pledge Agreement” means the Pledge and Control Agreement, to be entered into, among the Trust, Vistra Operations, the LC Collateral Agent, and the Securities Intermediary, in substantially the form attached as Exhibit C-2, together with such changes and modifications or additions thereto from time to time as the parties thereto may deem necessary and appropriate.

“LC Securities Intermediary” means (i) initially, BNYM and (ii) any successor, assign and/or replacement of such entity from time to time as determined by Vistra Operations in accordance with the terms of any related letter of credit facility to which it is a party.

“Like Amount” means (i) with respect to a redemption of any Trust Securities, Trust Securities having an initial purchase price equal to the principal amount of Senior Secured Notes to be contemporaneously redeemed in accordance with the Senior Secured Notes Indenture or as to which a Cash Settlement Election has been made in accordance with the Facility Agreement, the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to any exchange of Trust Securities for Senior Secured Notes pursuant to Section 5.4(e) of this Declaration, Senior Secured Notes having a principal amount equal to the aggregate initial purchase price of the Trust Securities to be exchanged.

“Majority of Holders” means Holders of Outstanding Trust Securities constituting more than 50% of the Outstanding Trust Securities.

“Offering Memorandum” means the Offering Memorandum, dated June 8, 2023, of the Trust relating to the Trust Securities.

“Officer’s Certificate” means, with respect to any Person that is not an individual, a certificate signed by the chairman of the board, the president, the chief executive officer, the chief financial officer, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary or the comptroller of such Person or, if such Person is a trust, any trustee of the trust. Any Officer’s Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

(i) a statement that each officer signing the Officer’s Certificate has read the covenant or condition and the definitions relating thereto;

(ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer’s Certificate;

(iii) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is reasonably necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, to the best knowledge of each such officer, such condition or covenant has been complied with.

“Opinion of Tax Counsel” means an opinion of independent nationally recognized tax counsel experienced in the matter that is the subject of the opinion.

“Outstanding” means, when used with respect to any Trust Securities as of any date, Trust Securities theretofore issued by the Trust except, without duplication, (i) any Trust Securities theretofore cancelled or delivered to the Trustee for cancellation, (ii) any Trust Securities as to which the Trust, Vistra Operations or any Affiliate thereof shall be the beneficial owner, or (iii) any Trust Securities represented by any Certificate in lieu of which a new Certificate has been executed and delivered by the Trust.

“Paying Agent” has the meaning set forth in Section 2.6(g), and shall initially be the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability or joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“P-Caps Tax Event” means the receipt by Vistra Operations of an Opinion of Tax Counsel to the effect that, as a result of a Change in Law (other than any amendment or change to section 163(j) of the Code (“section 163(j)”), including any issuance of, or change to, regulations or another official administrative pronouncement under section 163(j) unless, in the opinion of such independent nationally recognized tax counsel, the change of tax law under section 163(j) limits, defers or prohibits the deduction of interest in respect of the Trust Securities in a manner or to an extent different from interest on Vistra Operations’ senior debt obligations), Vistra Corp., a Delaware corporation (“Vistra”), or its Affiliates will be prevented from, or there is reasonable likelihood that Vistra or its Affiliates will be prevented from, deducting as interest expense for United States federal income tax purposes an amount equal to the payments in respect of the Trust Securities.

“Record Date” means with respect to each Distribution Date, the close of business on the May 1 and November 1 preceding such Distribution Date.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Declaration.

“Redemption Price” means, with respect to the redemption of the Trust Securities, the Optional Redemption Price of a Like Amount of Senior Secured Notes, plus accrued and unpaid interest on such Senior Secured Notes, to the Redemption Date.

“Register” means the list of Persons in whose name the Trust Securities are registered, which list is maintained by or on behalf of the Trust pursuant to Section 5.3.

“Reminder Notice” means a notice from the Trust to Holders, which states that (i) each Holder of Trust Securities that is a U.S. Person must be able to make the applicable representations set forth below under the section of the Offering Memorandum titled “Description of the P-Caps — Transfer Restrictions” (“3(c)(7) Representations”); (ii) the Trust Securities are transferable only to purchasers deemed to have made the 3(c)(7) Representations and satisfy the other transfer restrictions applicable to the Trust Securities; and (iii) if any Holder of Trust Securities that is a U.S. Person is determined not to have been a qualified institutional buyer and also a qualified purchaser at the time of acquisition thereof, then any purported purchase or transfer of the Trust Securities in violation of such measures will be null and void; and that the Trust may withhold all payments in respect of the Trust Securities from Holders who fail to satisfy the foregoing.

“Responsible Officer” means any officer within the corporate trust department of the Trustee or Delaware Trustee, respectively, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Delaware Trustee, respectively, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of duties under this Declaration.

“Securities Act” means the United States Securities Act of 1933.

“Securities Intermediary” means The Bank of New York Mellon, in its capacity as such under the Vistra Pledge Agreement and under this Declaration, and any successor to The Bank of New York Mellon in such capacity.

“Senior Secured Notes” means up to the Maximum P-Caps Outstanding Amount of 7.233% Senior Secured Notes due 2028, to be issued by Vistra Operations from time to time under the Senior Secured Notes Indenture, that Vistra Operations may require the Trust to purchase from time to time pursuant to the Facility Agreement.

“Senior Secured Notes Indenture” means the Indenture, dated as of June 15, 2023, between Vistra Operations and BNYM, as trustee, as supplemented by the First Supplemental Indenture thereto.

“Senior Secured Notes Trustee” means BNYM, in its capacity as trustee under the Senior Secured Notes Indenture, and any successor to BNYM, in such capacity.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“STRIPS” means principal and interest strips of U.S. Treasury securities created under the U.S. Treasury’s program for Separate Trading of Registered Interest and Principal of Securities (STRIPS) under 31 C.F.R. Section 356.31.

“Transaction Agreements” means, collectively, this Declaration, the Trust Securities Purchase Agreement, the Facility Agreement, the Collateral Trust Joinder, the Vistra Pledge Agreement, the LC Pledge Agreement, the Trust Expense Reimbursement Agreement, the Senior Secured Notes Indenture and the Senior Secured Notes.

“Treasuries” means U.S. Treasury securities.

“Treasury Payment Date” means May 15 or November 15.

“Treasury Payment Period” means each period from and including a Treasury Payment Date to, but excluding, the next Treasury Payment Date.

“Trust Expense Reimbursement Agreement” means the Trust Expense Reimbursement Agreement, dated as of June 15, 2023, between Vistra Operations and the Trust, substantially in the form attached as Exhibit E.

“Trust Expenses” means (i) all of the reasonable and documented expenses of the Trust, including the Trustee, Securities Intermediary, LC Securities Intermediary, Vistra Collateral Agent, the LC Collateral Agent and Delaware Trustee fees, accountants’ or auditors’ fees, ongoing rating agency fees, legal fees and expenses of counsel consulted in the ordinary course by any of the foregoing in their respective capacities as such, tax preparation fees, banking fees, expenses relating to communications, and any other fees or expenses inherent in the operation or liquidation and termination of the Trust and incurred without negligence, willful misconduct or bad faith on any of their part and (ii) indemnification payments made by the Trust to the Trustee, Securities Intermediary, the Delaware Trustee, the Vistra Collateral Agent or the LC Collateral Agent.

“Trust Income” for any Distribution Period means (i) any Facility Fee paid by Vistra Operations under the Facility Agreement, with respect to the unexercised portion of the Issuance Right, if any; (ii) any amounts paid by Vistra Operations under the Trust Expense Reimbursement Agreement; (iii) any Special Facility Fee paid by Vistra Operations under the Facility Agreement; (iv) any cash payments received by the Trust on the Eligible Assets held by the Trust on the Treasury Payment Date immediately preceding the Distribution Date succeeding such Distribution Period and Substitute Deposits held by the Trust; (v) any purchase price paid by Vistra Operations for any Defaulted STRIPS for an amount equal to their Face Amount or any payments received by the Trust with respect to any Defaulted Payments on any Defaulted Treasuries; and (vi) any interest paid by Vistra Operations on any Senior Secured Notes held by the Trust.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939.

“Trust Property” means, as of any particular time, any and all property that shall have been transferred, conveyed or paid to the Trust or to the Trustee (in its capacity as such) on behalf thereof, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustee on behalf of the Trust; provided that in respect of any Designated Securities or Counterparty Securities, “Trust Property” shall include the Return Obligation of such Designated Securities or Counterparty Securities.

“Trust Securities” means the Pre-Capitalized Trust Securities to be issued by the Trust in the form of the Certificates evidencing undivided beneficial interests in the assets of the Trust in accordance with the terms of this Declaration and designated as the “Pre-Capitalized Trust Securities Redeemable May 17, 2028”.

“Trust Securities Purchase Agreement” means the Purchase Agreement, dated June 8, 2023, among the Trust, Vistra Operations, the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers named therein, in substantially the form attached as Exhibit K.

“Trustee” has the meaning specified in the Preamble and in Section 4.1(a), and shall initially be BNYM not in its individual capacity but solely as trustee under this Declaration, and any Successor Trustee to BNYM in such capacity.

“U.S. Government Obligations” means U.S. Treasury securities that are direct obligations of the United States for the payment of which its full faith and credit is pledged.

“U.S. Person” has the meaning set forth in Rule 902(k) under the Securities Act.

“UST Portfolio Rate” means 3.8722% per annum.

“Vistra Collateral Agent” means (i) initially, BNYM and (ii) any successor, assign and/or replacement of such entity from time to time as determined by Vistra Operations in accordance with the terms of the Vistra Pledge Agreement.

“Vistra Intermediate” means Vistra Intermediate Company LLC, a Delaware limited liability company.

“Vistra Operations Payment” means (i) with respect to an Optional Redemption of Senior Secured Notes, the Optional Redemption Price payable, together with accrued interest payments, to the holders thereof upon such redemption pursuant to the Senior Secured Notes and (ii) with respect to any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election, the Cash Settlement Amount.

“Vistra Operations Payment Date” means (i) with respect to an Optional Redemption of Senior Secured Notes, the Optional Redemption Date and (ii) with respect to any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election, the Settlement Date as determined in accordance with Section 3.1 of the Facility Agreement.

“Vistra Pledge Agreement” means the Pledge and Control Agreement, dated as of June 15, 2023, among the Trust, the Vistra Collateral Agent, and the Securities Intermediary, in substantially the form attached as Exhibit C-1, as the same may be amended, restated or supplemented from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

(b) As used herein, each of the following terms shall have the meaning set forth in the Section of this Declaration or in the other document set forth opposite such term in the table below, unless otherwise required:

Authorized Officer	Vistra Pledge Agreement
Automatic Exercise	Facility Agreement
Automatic Exercise Event	Facility Agreement
Automatic Exercise Notice	Facility Agreement

Available Amount	Facility Agreement
Bankruptcy Event	Facility Agreement
Beneficial Owner	Section 5.17
BNYM	Preamble
Capital Stock	Section 5.17
Cash Settlement Amount	Facility Agreement
Cash Settlement Election	Facility Agreement
Certificate of Trust	Recitals
Change of Control	Section 5.17
Change of Control Offer	Section 5.17
Change of Control Offer Expiration Date	Section 5.17
Change of Control Payment	Section 5.17
Change of Control Payment Date	Section 5.17
Change of Control Trigger Event	Section 5.17
Collateral Trust Agreement	Senior Secured Notes Indenture
Corporate Action Instructions	Section 4.12
Counterparty Account	Facility Agreement
Counterparty Securities	Facility Agreement
Declaration	Preamble
Depositor	Preamble
Depositor Affiliated Owner/Holder	Section 5.4(e)
Designated Account	Facility Agreement
Designated Collateral	Facility Agreement
Designated Securities	Facility Agreement
Designated Securities Return Notice	Facility Agreement
Designation Feature	Facility Agreement
Designation Feature Exercise Notice	Facility Agreement
Electronic Means	Section 4.11
Eligible Purchaser	Section 5.5(a)
Exchanged Senior Secured Notes	Section 5.4(e)
Exchange Trust Securities	Section 5.4(e)
Face Amount	Facility Agreement
Facility Fee	Facility Agreement
Fitch	Section 5.17
Indemnified Person	Section 9.1(c)
Initial Purchasers	Trust Securities Purchase Agreement
Instructions	Section 4.11
Instructions Authorized Officers	Section 4.11
Investment Grade	Section 5.17
Issuance Right	Facility Agreement
Issuance Notice	Facility Agreement
LC Collateral Account	Section 2.6(e)
LC Facility Secured Parties	LC Pledge Agreement
Legal Action	Section 2.6(a)(xiii)
Liquidation Distribution Date	Section 8.2(c)
List of Holders	Section 5.14(a)

Mandatory Exercise	Facility Agreement
Maximum P-Caps Outstanding Amount	Facility Agreement
Moody’s	Section 5.17
Nationally Recognized Statistical Rating Organization	Section 5.17
Note Security Documents	Senior Secured Notes Indenture
Notes Purchase Price	Facility Agreement
Obligations	Vistra Pledge Agreement
OFAC	Section 4.10
Optional Redemption	Senior Secured Notes
Optional Redemption Date	Senior Secured Notes
Optional Redemption Price	Senior Secured Notes
Original Declaration	Recitals
Overdue Amounts	Section 5.8(d)
Patriot Act	Section 4.9
Paying Agent	Section 2.6(g)
Posting Right	Facility Agreement
Posting Right Exercise Notes	Facility Agreement
Property Account	Section 2.6(c)
Rating Agencies	Section 5.17
Rating Decline	Section 5.17
Remaining Amounts	Section 2.9(b)
Repurchase	Facility Agreement
Repurchase Price	Facility Agreement
Repurchase Right	Facility Agreement
Repurchase Settlement Date	Facility Agreement
Reserved Securities	Facility Agreement
Responsible Officer	Vistra Pledge Agreement
Return Obligation	Facility Agreement
S&P	Section 5.17
Sanctions	Section 4.10
Secretary of State	Recitals
Security Registrar	Senior Secured Notes Indenture
Settlement Date	Facility Agreement
Special Facility Fee	Facility Agreement
Similar Laws	Section 5.5(a)
Subsidiary	Section 5.17
Subsidiary Guarantors	Senior Secured Notes Indenture
Substitute Deposit	Facility Agreement
Substitute Payment	Facility Agreement
Successor Delaware Trustee	Section 4.3(e)(i)
Successor Trustee	Section 4.3(d)(i)(A)
Transfer Agent	Section 2.6(a)(xviii)
Trust	Recitals
Trust Declaration	Section 5.5(xii)
Trust Dissolution Date	Section 8.1(a)

Trustee	Preamble
Trustee’s Fee	Section 4.1(d)
Trustees	Preamble
UCC	Section 2.6(e)
Vistra Operations	Preamble
Voluntary Exercise	Facility Agreement

Section 1.2. Interpretation. Unless the context otherwise requires, in this Declaration:

(a) any reference to this Declaration or any other agreement or document shall be construed as a reference to this Declaration or such other agreement or document, as applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;

(b) any reference to a statute or regulation shall be construed as a reference to such statute or regulation or any successor or replacement statute or regulation, in each case as the same may have been, or may from time to time be, amended, varied or supplemented in accordance with its terms;

(c) any reference to time shall be to New York City time;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Declaration as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Exhibits” refer to Articles or Sections of and Exhibits to this Declaration;

(e) the word “including” shall be deemed to be followed by the words “without limitation”;

(f) any definition shall be equally applicable to both the singular and plural forms of the defined terms;

(g) headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof; and

(h) whenever in this Declaration any Person is named or referred to, the successors and assigns of such Person shall be deemed to be included, and all covenants and agreements in this Declaration by the Depositor, the Trustee and the Delaware Trustee shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

Article II

ORGANIZATION

Section 2.1. Name. The trust continued hereby shall be known as “Palomino Funding Trust I”, as such name may be modified from time to time by the Trustee with the consent of a Majority of Holders, following written notice to the Delaware Trustee.

Section 2.2. Office. The principal office of the Trust shall be the Corporate Trust Office of the Trustee. The principal office of the Trust in the State of Delaware is the office of the Delaware Trustee in Delaware, which as of the date hereof is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, Attention: Palomino Funding Trust I. Each of the Trustee and Delaware Trustee may designate another principal office of the Trust after not less than 10 Business Days’ written notice to the Holders.

Section 2.3. Nature and Purpose of the Trust.

(a) The Trust shall be a “statutory trust” as defined in the Statutory Trust Act and this Declaration shall constitute its governing instrument. The Certificate of Trust has been duly filed with the Secretary of State. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust shall be enforceable only against the assets of the Trust.

(b) The purposes and functions of the Trust are, and, subject to the provisions set forth in Section 2.7, the Trust shall have the power and authority to:

(i) issue the Trust Securities, with each Trust Security representing an undivided beneficial interest in the Trust’s assets, and enter into the Trust Securities Purchase Agreement with Vistra Operations, the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers named therein for that purpose;

(ii) invest the proceeds from the issuance and sale of the Trust Securities in Eligible Assets;

(iii) enter into the Facility Agreement with Vistra Operations, the Subsidiary Guarantors and the Senior Secured Notes Trustee, in substantially the form of Exhibit D (as the same may be amended, restated or supplemented from time to time) and by its execution and delivery thereof, consenting and agreeing to be bound by the Collateral Trust Agreement and the Notes Security Documents, and in furtherance of the same, enter into the Collateral Trust Joinder, in substantially the form of Exhibit I (as the same may be amended, restated or supplemented from time to time);

(iv) enter into the Vistra Pledge Agreement with the Vistra Collateral Agent and Securities Intermediary, in substantially the form of Exhibit C-1 (as the same may be amended, restated or supplemented from time to time), for the benefit of Vistra Operations, to secure the Trust’s Obligations, including its obligation to pay the Notes Purchase Price under the Facility Agreement;

(v) enter into the LC Pledge Agreement with Vistra Operations, the LC Collateral Agent and The Bank New York Mellon, as securities intermediary, in substantially the form of Exhibit C-2 (as the same may be amended, restated or supplemented from time to time), for the benefit of the LC Facility Secured Parties, to secure Vistra Operations obligations under a letter of credit facility agreement by Vistra Operations, the LC Collateral Agent and the financial institutions from time to time party thereto;

(vi) enter into the Trust Expense Reimbursement Agreement with Vistra Operations in substantially the form of Exhibit E (as the same may be amended, restated or supplemented from time to time) pursuant to which Vistra Operations will agree to reimburse the Trust for the Trust’s obligations relating to the Trustee’s Fee and Trust Expenses;

(vii) execute, deliver and perform its obligations under the foregoing agreements and the other Transaction Agreements to which it is intended to be a party and comply with the terms thereof;

(viii) upon the exercise of the Issuance Right for all or part of the Available Amount, deliver to Vistra Operations all or the applicable portion of the Eligible Assets in exchange for the Senior Secured Notes being sold or in the case of a Cash Settlement Election, the Cash Settlement Amount;

(ix) upon the exercise of the Designation Feature by Vistra Operations under the Facility Agreement, make Designated Securities available and deliver such Designated Securities to the applicable Designated Account specified in the Designation Feature Exercise Notice;

(x) upon the exercise of the Posting Right by Vistra Operations under the Facility Agreement, make Counterparty Securities available and deliver such Counterparty Securities to the applicable Counterparty Account specified in the Posting Right Exercise Notice;

(xi) at the written direction of Vistra Operations under the Facility Agreement, pledge all of its right, title and interest in and to the LC Collateral Agent and the related collateral, to the LC Collateral Agent, for the benefit of the applicable LC Facility Secured Parties;

(xii) accept Substitute Payments and hold any Substitute Deposits;

(xiii) upon the exercise of the Issuance Right for the entire Available Amount, liquidate all or a portion of the Eligible Assets, pursuant to Section 5.8(d), Section 5.9 or Section 8.2, as applicable;

(xiv) upon a Repurchase, deliver to Vistra Operations Senior Secured Notes held by the Trust and receive Eligible Assets from Vistra Operations in exchange therefor, in accordance with the Facility Agreement;

(xv) upon an Optional Redemption or Voluntary Exercise as to which Vistra Operations has made a Cash Settlement Election, receive from Vistra Operations the Vistra Operations Payment and use it to redeem a Like Amount of Trust Securities pursuant to Section 5.10, subject to the priorities of distribution set forth in Section 8.2(c);

(xvi) purchase Trust Securities tendered for purchase pursuant to a Change of Control Offer;

(xvii) on each Distribution Date, distribute its Trust Income for the related Distribution Period to the Holders, after payment of any expenses and other amounts payable by the Trust, as provided in Section 5.8, and subject to its other obligations under the Transaction Agreements;

(xviii) in accordance with, and subject to, Article VIII, distribute any Senior Secured Notes it holds subject to its other obligations under the Transaction Agreements;

(xix) on each date that the Trustee is required to make a distribution in accordance with Section 5.8(d)(i) or (ii), distribute all Overdue Amounts together with the applicable Special Facility Fee in accordance therewith;

(xx) hold the Eligible Assets and its other assets (including any Senior Secured Notes that may be sold to it pursuant to the Facility Agreement and any Substitute Deposits) and sell Defaulted STRIPS at their Face Amount to Vistra Operations and receive amounts in immediately available funds from Vistra Operations with respect to Defaulted Payments on Defaulted Treasuries then held by the Trust and return amounts to Vistra Operations equal to such payment upon payment on such Defaulted Treasuries;

(xxi) execute, deliver and enter into any releases (at the written direction of the Depositor) as required under the foregoing agreements and the other Transaction Agreements;

(xxii) acquire, hold, manage, pledge, invest, dispose of and otherwise deal with the Trust Property, subject to the terms of the Transaction Agreements; and

(xxiii) except as otherwise set forth herein, engage in other activities necessary or incidental to the foregoing.

Section 2.4. Authority. Subject to the limitations provided in this Declaration, each of the Trustee and the Depositor shall have the power and authority to carry out the purposes of the Trust. An action taken by the Trustee or the Depositor in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustee or the Depositor acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustee and or Depositor to bind the Trust. Persons dealing with the Trust or Depositor are entitled to rely conclusively on the power and authority of the Trustee or Depositor as set forth in this Declaration.

Section 2.5. Title to Property. Legal title to all assets attributable to the Trust shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the assets to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Trustee.

Section 2.6. Powers and Duties of the Trustee.

(a) The Trustee shall have the power and authority to, and shall, cause the Trust to engage in the following activities:

(i) to issue and sell the Trust Securities in accordance with this Declaration and the Trust Securities Purchase Agreement; provided that (A) the Trust may issue no more than one class of Trust Securities; and (B) there shall be no interests in the Trust other than the Trust Securities;

(ii) to purchase Eligible Assets with the proceeds from the sale of the Trust Securities and to hold the same, subject to the provisions of this Declaration and the Trust’s obligations under the Transaction Agreements;

(iii) to enter into the Facility Agreement with Vistra Operations, the Subsidiary Guarantors from time to time party thereto and the Senior Secured Notes Trustee in substantially the form attached as Exhibit D and (i) the Vistra Pledge Agreement, in substantially the form attached as Exhibit C-1, and the LC Pledge Agreement, in substantially the form attached as Exhibit C-2 (each as may be amended, restated or supplemented from time to time ) and, in each case, perform the Trust’s obligations, and exercise its rights, thereunder;

(iv) to purchase and hold the Senior Secured Notes, if and to the extent that Vistra Operations exercises the Issuance Right (including a Mandatory Exercise or a Designation Issuance Event) or upon an Automatic Exercise, until (A) such Senior Secured Notes are repurchased or redeemed pursuant to a Repurchase Right or Optional Redemption, (B) the Trust is liquidated pursuant to Article VIII or (C) the Trustee is required to liquidate any such Senior Secured Notes pursuant to Section 5.8(d), Section 5.9 or Section 8.2 or any other provision of this Declaration;

(v) to exercise voting rights with respect to any Senior Secured Notes held by the Trust, if and when any Senior Secured Notes are issued to the Trust upon the exercise of the Issuance Right (including a Mandatory Exercise or a Designation Issuance Event) or an Automatic Exercise, until such time as such Senior Secured Notes may be redeemed or the Trust is liquidated, in the same manner and proportion as directed by the Holders of the Trust Securities providing direction (and absent such direction the Trustee shall take no action);

(vi) upon a Repurchase, to deliver to Vistra Operations all or a portion of the Senior Secured Notes then held by the Trust and to receive Eligible Assets in exchange for the Senior Secured Notes in accordance with the Facility Agreement;

(vii) to redeem all or a portion of the Trust Securities upon an Optional Redemption or Voluntary Exercise as to which Vistra Operations has made a Cash Settlement Election and receipt of the Vistra Operations Payment, subject to the priorities set forth in Section 8.2(c), or if a Trust Dissolution Date occurs pursuant to Section 8.1(a)(i);

(viii) to the extent directed in writing by Vistra Operations by the receipt by the Trustee of a Designation Feature Exercise Notice pursuant to Section 4.2(a) of the Facility Agreement (upon which the Trustee may conclusively rely without liability therefor), to take all actions necessary or incidental to facilitate the exercise of the Designation Feature and the return of Designated Securities or payment of a Substitute Payment in respect thereof to the Trust, in each case subject to the terms and conditions set forth in the Facility Agreement;

(ix) to the extent directed in writing by Vistra Operations by the receipt by the Trustee of a Posting Right Exercise Notes pursuant to Section 4.2(a) of the Facility Agreement (upon which the Trustee may conclusively rely without liability therefor), to take all actions necessary or incidental to facilitate the exercise of the Posting Right and the return of Counterparty Securities or payment of a Substitute Payment in respect thereof to the Trust, in each case subject to the terms and conditions set forth in the Facility Agreement;

(x) to enter into the Trust Expense Reimbursement Agreement with Vistra Operations, and to collect from Vistra Operations any amounts due thereunder;

(xi) to establish a record date with respect to all actions to be taken hereunder that require a record date be established (provided that the record date with respect to regular income Distributions and distributions in connection with any dissolution of the Trust shall be determined in accordance with the definition of the term “Record Date”), including voting rights, exchanges and final distributions, and to issue relevant notices to the Holders as to such actions and applicable record dates;

(xii) to give prompt written notice to the Holders of any event set forth in Section 8.1(a);

(xiii) to bring or defend, pay from the Trust Property, collect, compromise, resort to legal action, or otherwise adjust claims or demands of or against the Trust (each such action, a “Legal Action”), or take any other Legal Action that arises out of or in connection with the duties of the Trustee under this Declaration;

(xiv) to sell Defaulted STRIPS at their Face Amount to Vistra Operations and receive amounts in immediately available funds from Vistra Operations with respect to Defaulted Payments on Defaulted Treasuries then held by the Trust and return amounts to Vistra Operations equal to such payment upon payment on such Defaulted Treasuries;

(xv) to take all actions and perform such duties as may be required of the Trustee pursuant to the terms of this Declaration or the Trust Securities;

(xvi) to employ or otherwise engage agents, managers, contractors, advisors and consultants and pay from the Trust Property reasonable compensation for such services, subject to Section 4.1(d);

(xvii) to incur expenses that are necessary to carry out any of the purposes of the Trust described in Section 2.3(b) or the Trustee’s duties set forth in this Declaration;

(xviii) to act as, or appoint another Person to act as, registrar and transfer agent (the “Transfer Agent”) for the Trust Securities;

(xix) to execute and deliver, on behalf of the Trust, each other Transaction Agreement and any Transaction Agreement to be delivered after the date hereof and any Transaction Agreement to be delivered after the date hereof, to which the Trust is intended to be a party, and to perform the Trust’s obligations and exercise its rights thereunder (in each case, at the written direction of the Depositor);

(xx) to the extent directed in writing by Vistra Operations, to execute all other documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

(xxi) to the extent directed in writing by Vistra Operations, to take all action that may be necessary or appropriate for the preservation and continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware;

(xxii) to take any action, or to decline to take any action, not in violation of this Declaration, the Transaction Agreements or applicable law, in carrying out the activities of the Trust as set forth in this Section 2.6, including (A) taking any action to cause the Trust not to be deemed to be an investment company required to be registered under the Investment Company Act, provided that such action does not adversely affect any of the rights, preferences and privileges of the Holders, and (B) declining to take any action that would be reasonably likely to cause the Trust to be characterized as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes;

(xxiii) to take all actions with respect to tax forms and tax returns as set forth in Section 7.1;

(xxiv) to provide information to Holders or prospective purchasers as set forth in Section 7.2(b);

(xxv) to execute on behalf of the Trust the engagement letter of the accounting firm of Cover & Rossiter in the form attached hereto as Exhibit F, relating to the preparation of financial statements and tax filings for the Trust (for the avoidance of doubt, such accounting firm shall be an independent contractor of the Trust and shall not be considered an agent of the Trustee or the Delaware Trustee nor under their supervision and control; and neither the Trustee nor the Delaware Trustee shall be liable for any claims, liabilities or expenses relating to such accounting firms’ engagement or any report issued or filing made by such accounting firm in connection with such engagement);

(xxvi) to execute on behalf of the Trust the Cross Receipt relating to the sale of the Trust Securities by the Trust pursuant to the Trust Securities Purchase Agreement in the form attached hereto as Exhibit G;

(xxvii) to the extent directed in writing by Vistra Operations, to file any report or make any other disclosure required by the Corporate Transparency Act of 2019 or any rules or regulations thereunder on behalf of the Trust; and

(xxviii) to engage in other activities necessary or incidental to the foregoing.

(b) On the date of this Declaration (and on an annual basis thereafter until the Trust Dissolution Date), the Trustee shall execute the engagement letter referenced in Section 2.6(a)(xxv) of this Declaration, each of the Transaction Agreements to which the Trust is intended to be a party and the initial Certificates on behalf of the Trust and shall thereafter cause the Trust to perform its obligations thereunder.

(c) The Trustee shall establish and maintain on its books and records a separate segregated, non-interest-bearing account and the associated deposit account (collectively, the “Property Account”) in the name of the Trust and under the control of the Trustee on behalf of the Trust, and upon the receipt of payments of funds representing Trust Income or any other payments of funds made under or in respect of the Trust Property, deposit such funds into the Property Account until such cash balances are required to be distributed, invested or applied to any obligation of the Trust in accordance with this Declaration or any other Transaction Agreement. The Property Account shall be a non-interest-bearing trust account at an Eligible Bank (which may include the Trustee). Money held by the Trustee shall be segregated from its funds and other funds held by it. The Trustee shall also establish on its books and records (i) a segregated securities account, within the Property Account, in which it shall hold all Eligible Assets and Substitute Payments (if any) constituting Trust Property and (ii) a separate segregated securities account, within the Property Account, in which it shall hold all Senior Secured Notes constituting Trust Property, provided that such account shall only be required to be created upon the initial exercise by Vistra Operations of the Issuance Right, each of which accounts shall be held pursuant to this Declaration, subject to liquidation and application in accordance with this Declaration and the other Transaction Agreements. For purposes of the Uniform Commercial Code of the State of Delaware, the Property Account shall be intended to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) with respect to the cash in such account, and a “securities account” (within the meaning of Section 8-501(a) of the UCC) with respect to all other property credited to such account; and the law of the Securities Intermediaries jurisdiction shall be the law of the State of New York.

(d) The Depositor shall and hall have the power and authority on behalf of the Trust to prepare reports to Holders of the Trust Securities on or prior to May 17 of each year, including a Reminder Notice, and send a copy of each report (and each Reminder Notice) to the applicable depositary with a request that participants pass them along to the beneficial owners of the Trust Securities.

(e) The Trustee shall establish and maintain with the LC Securities Intermediary a separate segregated, non-interest-bearing account and the associated deposit account (collectively, the “LC Collateral Account”) in the name of the Trust and under the control of the Trustee on behalf of the Trust. Upon the transfer of any Designated Securities from the Property Account to the LC Collateral Account, in connection with the exercise of the Designation Feature by Vistra Operations under the Facility Agreement, deposit such Designated Securities into the LC Collateral Account until such Designated Securities are to be returned to the Property Account in accordance with a Designated Securities Return Notice and the Facility Agreement. The LC Collateral Account shall be a non-interest-bearing account at an Eligible Bank (which may include the Trustee). For purposes of the Uniform Commercial Code of the State of Delaware, the LC Collateral Account shall be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) with respect to the cash in such account, and a “securities account” (within the meaning of Section 8-501(a) of the UCC) with respect to all other property credited to such account; and the law of the relevant securities intermediary’s jurisdiction shall be the law of the State of New York.

(f) The Trustee shall take all actions and perform such duties as may be required of the Trustee as it may be directed from time to time in writing by a Majority of Holders to protect the interests of the Trust and the Holders.

(g) The Trustee may authorize one or more Persons (each, a “Paying Agent”) to pay expenses of the Trust, Distributions, dissolution payments or other amounts on behalf of the Trust with respect to the Trust Securities. The initial Paying Agent shall be the Trustee. Any Paying Agent may be removed by the Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Trustee.

(h) Notwithstanding any other provision in this Declaration or elsewhere, the Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of (except in accordance with Section 2.6(a)) or otherwise deal with the Trust Property or to otherwise take or refrain from taking any action under, or in connection with, this Declaration or any other document to which the Trust is a party, except for (i) duties expressly required to be performed by the Trustee by the terms of this Declaration or the Transaction Agreements or in accordance with written instructions from a Majority of Holders, and (ii) duties required to be performed by the Trust by any Transaction Agreement, or any other agreement authorized by this Declaration.

(i) The Trustee shall exercise the powers set forth in this Section 2.6 in a manner that is consistent with the purposes and intentions of the Trust set forth in Section 2.3, and the Trustee shall not take, nor shall the Holders, including a Majority of Holders, instruct the Trustee to take, any action that is inconsistent with the purposes and functions of the Trust set forth in Section 2.3.

Section 2.7. Prohibition of Actions by the Trust and the Trustee. The Trust shall not, and the Trustee shall cause the Trust not to, nor shall the Holders, including a Majority of Holders, direct the Trustee to, engage in any activity other than as expressly required or authorized by this Declaration or the other Transaction Agreements. In particular, the Trust shall not and the Trustee shall cause the Trust not to:

(a) re-invest any distributions received on the Trust Property, but the Trust shall, subject to Section 5.8 and Section 8.2, distribute all such proceeds, after satisfying any obligations of the Trust, to the Holders pursuant to the terms of this Declaration;

(b) acquire any assets other than as expressly provided herein;

(c) possess Trust Property for any purpose other than the purposes of the Trust, as described in Section 2.3;

(d) (i) make any loans; provided that the Trust may facilitate any exercise of the Designation Feature or the Posting Right pursuant to the Facility Agreement, (ii) incur any indebtedness (it being understood that the Trust’s obligations under any LC Pledge Agreement shall not be deemed to be indebtedness for this purpose) or (iii) acquire any property other than Eligible Assets, the Senior Secured Notes, the Substitute Payments, the Property Account, the LC Collateral Account and the rights of the Trust under the Transaction Agreements to which the Trust is a party, including the rights with respect to any Return Obligation in respect of any exercise of the Designation Feature or the Posting Right;

(e) incur any lien or encumbrance on any Trust Property, other than the security interests created pursuant to the Pledge Agreement or any other Transaction Agreement;

(f) incur any lien or encumbrance on the LC Collateral Account, other than the security interests created or permitted pursuant to the LC Pledge Agreement (it being understood that the Trust’s obligations under any LC Pledge Agreement shall not be deemed to be indebtedness for this purpose) or any other Transaction Agreement or any other Transaction Agreement;

(g) except as expressly set forth herein, act in such a way as to vary the terms of the Trust Securities in any way whatsoever;

(h) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities;

(i) (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trust as the holder of Trust Property or exercising any power conferred upon holders of any Trust Property, (ii) waive any past default or violation that is waivable under the terms of any Trust Property, or (iii) consent to any amendment or modification of the terms of any Trust Property where such consent shall be required, except in each case after receiving instructions from the Holders pursuant to Article X; provided that this paragraph shall not limit the authority and obligation of the Trustee to take any action expressly contemplated by this Declaration or any Transaction Agreement (including (i) replacing any Securities Intermediary, any LC Securities Intermediary, replacing any LC Facility Secured Party or modifying the terms of any of the Vistra Pledge Agreement and/or the LC Pledge Agreement to facilitate such replacement and (ii) modifying the terms of the LC Pledge Agreement to facilitate the appointment of an LC Collateral Agent), and no instructions from the Holders shall be required in connection therewith;

(j) file a certificate of cancellation of the Trust or take any other action to terminate the Trust, except in connection with a dissolution of the Trust pursuant to Article VIII;

(k) permit any Trust Securities to be included on (or recognize any purchases or sales of any Trust Securities through) (i) any national, non-U.S., regional, local or other securities exchange, or (ii) any over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise);

(l) exercise any voting rights in respect of the Senior Secured Notes without first obtaining directions from the Holders as provided in Section 4.7(a)(xii);

(m) object or seek to restrain or prohibit, temporarily or permanently, whether upon occurrence of a Bankruptcy Event or otherwise, Vistra Operations from issuing the Senior Secured Notes and selling such Senior Secured Notes to the Trust in exchange for the delivery of Eligible Assets to Vistra Operations in accordance with the Facility Agreement, including upon the occurrence of an Automatic Exercise or Mandatory Exercise; or

(n) raise any defense expressly waived pursuant to Section 6.1 of the Facility Agreement.

Section 2.8. Execution of Documents. Except as otherwise required by the Statutory Trust Act, the Trustee is authorized to execute on behalf of the Trust any documents that the Trustee has the power and authority to cause the Trust to execute pursuant to Section 2.6.

Section 2.9. Investment in Eligible Assets.

(a) Promptly following the receipt of the proceeds from issuance of the Trust Securities, the Trustee shall invest such proceeds in Eligible Assets that are scheduled to make payments (i) with respect to each Treasury Payment Date, in an aggregate amount equal to 3.8722% per annum applied to (for each Treasury Payment Period) the initial Maximum P-Caps Outstanding Amount, calculated on a 30/360 Basis, and (ii) in an amount equal to the initial Maximum P-Caps Outstanding Amount on May 17, 2028. For the avoidance of doubt, Exhibit H sets forth the CUSIP, principal/face amount and purchase price of each U.S. Treasury and STRIP comprising the Eligible Assets in which the Trustee shall invest on the date hereof (without limiting the composition of the Eligible Assets as of any date thereafter).

(b) If any proceeds of the issuance of the Trust Securities remain after the purchase of the required amount of Eligible Assets pursuant to Section 2.9(a) (the “Remaining Amounts”), the Trustee shall apply such Remaining Amounts to pay the Trustee’s Fee and the Trust Expenses and shall not request Vistra Operations to reimburse it for such amounts.

Section 2.10. Exercise of the Issuance Right; Facility Agreement.

(a) Subject to Section 5.8(d)(ii) upon receipt by a Responsible Officer of the Trustee of an Issuance Notice from Vistra Operations, including in the event of a Mandatory Exercise by Vistra Operations, or an Automatic Exercise Notice, the Trustee shall take such action as may be required to cause the Trust to deliver the Notes Purchase Price to Vistra Operations against delivery of the Senior Secured Notes (or, in respect of any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election, against delivery of the applicable Cash Settlement Amount) by Vistra Operations, not later than 3:00 p.m. on the applicable Settlement Date in accordance with the terms and conditions set forth in the Facility Agreement.

(b) The Trustee shall deliver, in exchange for the Senior Secured Notes being issued pursuant to the Issuance Right (or, in respect of any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election, in exchange for the applicable Cash Settlement Amount), the Notes Purchase Price in respect of such exercise pursuant to the Facility Agreement and shall credit such Senior Secured Notes (or Cash Settlement Amount) to the Property Account upon receipt.

(c) Upon receipt by a Responsible Officer of the Trustee of a notice of exercise of the Repurchase Right, the Trustee shall take such action as may be required to cause the Trust to deliver to Vistra Operations the Senior Secured Notes held by the Trust in exchange for the Eligible Assets on the Repurchase Settlement Date in accordance with the Facility Agreement and shall credit such Eligible Assets to the Property Account upon receipt.

(d) The Trustee shall deliver the Automatic Exercise Notice to Vistra Operations after becoming aware of any Automatic Exercise Event set forth in clause (i) or (ii) of the definition thereof in the Facility Agreement in accordance with the Facility Agreement.

Section 2.11. Mergers. The Trust may not consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except to a trust organized as such under the laws of any state of the United States and with the unanimous consent of the Holders. The Trust shall provide written notice of any of the foregoing events to each Rating Agency.

Section 2.12. Limitation on Directions to the Trustee. Neither the Holders, including a Majority of Holders, nor the Depositor shall direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Declaration or any of the Transaction Agreements to which the Trust is a party or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

Section 2.13. Duration of the Trust. The Trust shall be dissolved, liquidated and terminated pursuant to the provisions of Article VIII.

Section 2.14. Notices to the Trust and Trustee under the Facility Agreement. Other than as specifically set forth in the Facility Agreement or herein, neither the Trust nor the Trustee shall be entitled to receive from Vistra Operations any certificate, opinion or other document in connection with the exercise of the Issuance Right or the exercise of the Designation Feature or the Posting Right.

Article III

RESPONSIBILITIES OF THE DEPOSITOR

Section 3.1. Responsibilities of the Depositor. The Depositor’s execution and delivery on behalf of the Trust of the Trust Securities Purchase Agreement with the Initial Purchasers and Vistra Operations is hereby ratified. In connection with the issue and sale of the Trust Securities, the Depositor shall have the exclusive right and responsibility to engage in the following activities:

(a) to take appropriate action to qualify or register for sale all or part of the Trust Securities in such States as directed by the Initial Purchasers under the Trust Securities Purchase Agreement and to do any and all such acts as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States, other than actions that must be taken by the Trust, and advise the Trustee, or its Affiliates or agents, of actions the Trust must take, and prepare for execution and filing any documents to be executed and filed by the Trust;

(b) subject to the terms of the Trust Securities Purchase Agreement, to advise the Trustee, or its Affiliates or agents, of actions the Trust must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or advisable in order to comply with any applicable rules and regulations of the Commission promulgated under the Securities Act, the Exchange Act, the Trust Indenture Act, the Investment Company Act or any other applicable law or to obtain or maintain exemptions therefrom or other forms of relief thereunder or to make any filings or take any actions required thereby or deemed necessary or advisable with respect to the Trust, the Trust Securities or any Trust Property or the offering of the Trust Securities;

(c) prepare reports to Holders of the Trust Securities on or prior to May 17 of each year, including a Reminder Notice, and deliver a copy of each report (and each Reminder Notice) to the applicable Depositary with a request that participants pass them along to the beneficial owners of the Trust Securities;

(d) instruct the Depositary to take the following steps in connection with any Trust Securities represented by Global Certificates:

(i) include the “3c7” marker in the DTC 20-character security descriptor in order to indicate that sales to U.S. Persons are limited to “qualified institutional buyers” as defined in Rule 144A under the Securities Act that are “qualified purchasers” as defined under Section 2(a)(51) of the Investment Company Act and the rules thereunder;

(ii) cause (i) each physical DTC delivery order ticket delivered by DTC to purchasers to contain the 20-character security descriptor and (ii) each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and the related user manual for DTC participating organizations (“DTC Participants”) which will contain a description of the relevant transfer restrictions; and

(iii) send at the Trust’s request the Important Notice to DTC, in substantially the form attached as Exhibit J, to all DTC Participants in connection with the offering of the Trust Securities.

(e) from time to time to make a request to DTC to deliver to the Trust a list of all DTC Participants holding an interest in the Trust Securities;

(f) to acknowledge the Cross Receipt relating to the sale of the Trust Securities by the Trust pursuant to the Trust Securities Purchase Agreement in the form attached hereto as Exhibit G;

(g) to take all reasonable actions necessary to enable each Rating Agency to provide its respective rating with respect to the Trust Securities; and

(h) any other duties or obligations expressly undertaken hereunder.

Section 3.2. Financing Statements.

It shall be the Depositor’s responsibility to cause the Trust to file all financing statements (including on Form UCC-1 and Form UCC-3) and such other security documents to be executed by the Trust in such offices and locations as are necessary, including those financing statements contemplated in the Vistra Pledge Agreement.

Article IV

THE TRUSTEES

Section 4.1. Trustees; Eligibility.

(a) There shall at all times be one primary trustee (the “Trustee”) which shall act as trustee of the Trust and which shall:

(i) not be an Affiliate of Vistra Operations; and

(ii) be a Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust power, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority.

If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to herein, then for the purposes of this Section 4.1(a), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Trustee shall cease to be eligible to so act under Section 4.1(a), the Trustee shall immediately resign upon the request of the Majority of Holders in the manner and with the effect set forth in Section 4.3.

(c) Notwithstanding the fact that neither the Trust nor the Trust Securities are subject to the Trust Indenture Act, if the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

(d) The initial Trustee shall be BNYM. Such Trustee shall be entitled to receive a fee (the “Trustee’s Fee”) for the services it is performing as Trustee in an amount agreed to in writing between Vistra Operations and the Trustee. Any Trust Expenses (unless paid out of any Remaining Amounts as required pursuant to Section 2.9(b)) shall be advanced or reimbursed by Vistra Operations under the Trust Expense Reimbursement Agreement and may be paid out of the Trust Property in accordance with Section 5.8(d)(ii) or (iii), Section 5.8(f), Section 5.9 or Section 8.2. All Remaining Amounts shall be applied to pay Trust Expenses prior to the Trustee seeking advancement or reimbursement for such expenses from Vistra Operations.

(e) In accepting the trust hereby created, the Trustee agrees to act solely as trustee hereunder and not in its individual capacity, except as expressly provided herein and in the other Transaction Agreements to which the Trust is intended to be a party. All Persons having any claim against the Trustee in its capacity as such by reason of the transactions contemplated by the documents to which the Trust is a party shall look only to the Trust Property (or the applicable part thereof, as the case may be) and not to the Trustee in its individual capacity. Without limiting the generality of the foregoing, the Trustee in its capacity as such or individually shall not be responsible or liable for or in respect of the validity or sufficiency of this Declaration or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of the Trust Property, and the Trustee makes no representations as to (i) the value or condition of the Trust Property or any part thereof, or (ii) the validity or sufficiency of this Declaration or the Trust Securities.

(f) The Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Declaration or any other Transaction Agreement or the performance of its duties hereunder.

Section 4.2. Delaware Trustee. At all times required by Section 3807(a) of the Statutory Trust Act, the Trust shall have a trustee meeting the requirements of such Section (a “Delaware Trustee”). The duties and responsibilities of the Delaware Trustee shall be limited solely to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the Statutory Trust Act. The Delaware Trustee, in such capacity, shall not be entitled to exercise any powers, nor have any of the duties and responsibilities, of the Trustee described in this Declaration but shall be entitled to all of the protections, immunities, rights and exculpations provided to the Trustee. The Delaware Trustee shall (i) in the case of a natural person, be a resident of the State of Delaware, or in all other cases, have its principal place of business in the State of Delaware and (ii) not be an Affiliate of

the Depositor. The Delaware Trustee shall initially be BNY Mellon Trust of Delaware. The Delaware Trustee shall be entitled to receive a fee for the services it is performing as Delaware Trustee in an amount agreed to in writing between Vistra Operations and the Delaware Trustee. If at any time the Delaware Trustee shall cease to be eligible to so act under this Section 4.2, the Delaware Trustee shall immediately resign in the manner and with the effect set forth in Section 4.3. In accepting the trusts, hereby created, the BNY Mellon Trust of Delaware is acting solely as Delaware Trustee hereunder and not in its individual capacity.

Section 4.3. Appointment, Removal and Resignation of Trustees.

(a) Subject to the provisions of this Section 4.3, the Trustee or the Delaware Trustee may be removed with or without cause at any time by the vote of a Majority of Holders.

(b) If the Delaware Trustee is the Trustee or an Affiliate of the Trustee, then, subject to the provisions of this Section 4.3, the Delaware Trustee shall be removed from such capacity simultaneously with the removal of the Trustee as Trustee.

(c) Subject to Section 4.3(d) and Section 4.3(e), any Trustee or Delaware Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice to the other Trustee and all of the Holders of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days from the date on which such notice is given, unless the other Trustee agrees to accept shorter notice.

(d) No resignation or removal of a Trustee shall be effective until:

(i) (A) a successor Trustee possessing the qualifications to act as Trustee under Section 4.1 (a “Successor Trustee”) has been appointed by the vote of a Majority of Holders and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Delaware Trustee and the resigning Trustee; and

(B) if the Trustee is also the Delaware Trustee, and if the Successor Trustee is not the Delaware Trustee, a Successor Delaware Trustee is appointed and has accepted such appointment in accordance with Section 4.3(e); or

(ii) the Trust has been completely dissolved, the proceeds of the dissolution have been distributed to the Holders pursuant to the terms of the Trust Securities and the Trust has been terminated in accordance with Article VIII.

(e) No resignation or removal of a Delaware Trustee shall be effective until:

(i) a successor Delaware Trustee possessing the qualifications to act as Delaware Trustee under Section 4.2 (a “Successor Delaware Trustee”) has been appointed by the vote of a Majority of Holders or appointed by the Successor Trustee selected pursuant to Section 4.3(d) and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trustee and the resigning Delaware Trustee; or

(ii) the Trust has been completely dissolved, the proceeds of the dissolution have been distributed to the Holders pursuant to the terms of the Trust Securities and the Trust has been terminated in accordance with Article VIII.

(f) If no Successor Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 4.3 within 60 days after delivery to the Holders of an instrument of resignation by the applicable Trustee, the resigning Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for appointment of a Successor Trustee or Successor Delaware Trustee, as applicable. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee or Successor Delaware Trustee, as the case may be.

(g) No Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Trustee or Successor Delaware Trustee, as the case may be.

(h) Any Successor Delaware Trustee shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, indicating that such Successor Delaware Trustee is the Delaware Trustee of the Trust.

Section 4.4. Delegation of Power. The rights, duties and powers of the Trustees as set forth in this Declaration may be delegated to one or more Affiliates of such Trustee, provided that each such delegee meets the eligibility requirements set forth in Section 4.1; and provided further that, as a condition to any such delegation, the delegee shall expressly agree to be jointly and severally liable with such Trustee for any liability arising out of or in connection with such delegation. The Trustees may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 its power for the purpose of executing any documents contemplated in Section 2.6.

Section 4.5. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee or the Delaware Trustee, as applicable, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust assets and business of the Trustee or the Delaware Trustee (including administration of this Declaration), shall be the successor of the Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that (a) if such Person is not otherwise qualified and eligible under this Article IV, it shall promptly resign as provided in Section 4.1(b) or Section 4.2, as applicable, and with the effect specified therein, and (b) any Successor Delaware Trustee shall file an amendment to the Certificate of Trust (at the expense of the Trust) if required by the Statutory Trust Act.

Section 4.6. Regarding the Trustee.

(a) The Trustee agrees to perform its duties under this Declaration in good faith and in the best interests of the Trust, but only upon the express terms of this Declaration. Neither the Trustee nor any of its officers, directors, employees, agents or Affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties and liabilities are hereby eliminated. Every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) The Trustee shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Declaration, except that such limitation shall not relieve the Trustee of any personal liability it may have to the Trust or the beneficial owners for the Trustee’s own bad faith, willful misconduct or negligence in the performance of its express duties under this Declaration. In particular, but not by way of limitation of the foregoing:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) subject to Section 10.4(a), the Trustee shall not be liable with respect to any action it takes, or any action it refrains from taking, in good faith in accordance with the direction of a Majority of Holders or the Depositor relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Declaration;

(iii) no provision of this Declaration shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity reasonably satisfactory to the Trustee against such risk or liability is not reasonably assured to it;

(iv) the Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of Trust Property, including the Property Account and any LC Collateral Account shall be to deal with such property in the same manner as the manner in which the Trustee deals with similar property for its own account or for the account of other trusts for which it acts as trustee, subject to the protections, benefits, privileges, immunities and limitations on liability afforded to the Trustee under this Declaration; and

(v) the Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith or for or in respect of the validity or sufficiency of the documents to which the Trust or the Trustee is a party and the Trustee shall in no event assume or incur any liability, duty or obligation to any Person other than as expressly provided for herein.

(c) In no event shall the Trustee or the Delaware Trustee be responsible or personally liable (i) for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, (ii) for the acts or omissions of its correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of any nominee, brokers or dealers selected by it with reasonable care, or (iv) for any failure or delay in the performance of its obligations under this Declaration, or losses, arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, natural disasters, fire, acts of God, strikes or other labor disputes, work stoppages, acts of war or terrorism, general civil unrest, actual or threatened epidemics or pandemics, disease, act of any government, governmental authority or police or military authority, declared or threatened state of emergency, legal constraint, the interruption, loss or malfunction of utilities or transportation, communications or computer systems, or any other similar events beyond its reasonable control (it being understood that the Trustee or the Delaware Trustee, as applicable, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances). The Trustee or the Delaware Trustee shall have no responsibility for the accuracy of any information provided to the Holders or any other Person that has been obtained from, or provided to the Trustee or the Delaware Trustee by, any other Person, so long as the Trustee or Delaware Trustee, as applicable, faithfully reproduces such information.

(d) No provision of this Declaration shall require the Trustees to take any action which, in such Trustee’s reasonable judgment, would result in any violation of this Declaration or any provision of law.

Section 4.7. Certain Rights of the Trustee.

(a) The Trustee shall have the following rights under this Declaration (which list shall in no way limit other rights the Trustee has as expressly set forth in other provisions of this Declaration):

(i) the Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any signature, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document whether in its original form or in the form of a PDF reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii) any direction or act of the Depositor acting on behalf of or in connection with the Trust as contemplated by this Declaration shall be sufficiently evidenced by an Officer’s Certificate of the Depositor;

(iii) whenever in the administration of this Declaration, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may request and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Person charged with such proof or establishment;

(iv) except as expressly set forth in Section 7.1, the Trustee (in its capacity as such) shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, re-filing or re-registration thereof;

(v) the Trustee may consult with counsel or other experts of its own selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees;

(vi) the Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

(vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration or at the request or direction of any Holder or the Depositor, unless (A) such Holder or the Depositor shall have provided to the Trustee security and indemnity, reasonably satisfactory to the Trustee, against the costs, expenses (including reasonable attorneys’ fees and expenses and the reasonable expenses of the Trustee’s agents, nominees or custodians), disbursements and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee, and (B) the Trustee has been provided with the legal opinions, if any, required by this Declaration (the cost of which shall be paid by the Holder or the Depositor directing the Trustee to act);

(viii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any signature, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may deem necessary at the expense of the Trust and shall incur no liability of any kind by reason of such inquiry or investigation;

(ix) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed with due care by it hereunder (so long as any such agent is not an Affiliate of the Trustee);

(x) the Trustee shall be under no obligation to supervise or monitor, and shall assume no personal liability for, the actions of the Depositor in connection with its duties under this Declaration or in connection with the Trust generally;

(xi) any action taken by the Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Trustee’s or its agent’s taking such action;

(xii) subject to Section 10.4, whenever in the administration of this Declaration the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee (A) shall request instructions from a Majority of Holders (unless another provision of this Declaration requires the consent of a greater proportion of the Holders, in which case it shall request instructions from such greater proportion of the Holders), (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be fully protected and shall be treated as acting reasonably in conclusively relying on or acting in accordance with such instructions and in not acting, to the extent instructions are not received within a specified period;

(xiii) except as otherwise expressly provided by this Declaration, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

(xiv) the Trustee shall not be required to take any action if the Trustee shall reasonably determine, or shall be advised by counsel, that such action is likely to result in personal liability for the Trustee or is contrary to applicable law or the terms of this Declaration;

(xv) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the documents to which the Trust or the Trustee is a party, including the Trust Securities;

(xvi) the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Declaration or any other document to which the Trust or the Trustee is a party that are required to be performed by other Persons, including the Depositor;

(xvii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(xviii) the Trustee may request that the Depositor deliver a certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions on behalf of the Depositor pursuant to this Declaration, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(b) Except for those actions that the Trustee is required to take hereunder without written direction, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any Transaction Agreement that requires written direction in the absence of such written direction as provided hereunder regardless of the consequences of the failure to take such action. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration or to institute, conduct or defend any litigation under this Declaration or in relation to this Declaration or to honor the request or direction pursuant to this Declaration unless the directing party shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(c) No provision of this Declaration shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.

(d) Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust.

(e) Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Holder or beneficial owner of the Trust Securities agrees that the Trustee in any capacity (i) has not provided and shall not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, including, but not limited to, income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements and (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Trust under the Transaction Agreements.

(f) The Trustee shall not be deemed to have knowledge of any fact or event unless a Responsible Officer of the Trustee has obtained “actual knowledge” thereof or unless a Responsible Officer of the Trustee has received a written notice of such fact or event. The term “actual knowledge” as used herein shall mean the actual fact or statement of knowing by a Responsible Officer of the Trustee without independent investigation with respect thereto. Except for reports prepared by the Trustee pursuant to an express provision of a Transaction Agreement, the delivery of reports or other information does not constitute actual knowledge.

(g) [Reserved].

(h) The Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document, including the Offering Memorandum, or in any other document issued or delivered in connection with the sale or transfer of the Trust Securities.

Section 4.8. Multiple Roles. The parties expressly acknowledge and consent to BNYM acting in the capacity of Trustee hereunder and as the Senior Secured Notes Trustee under the Senior Secured Notes Indenture and to its affiliate. The Bank of New York Mellon, acting as Securities Intermediary under the Pledge Agreement. Each of the Trustee, the Securities Intermediary, the LC Securities Intermediary and the Senior Secured Notes Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Trustee of express duties set forth in this Declaration and Securities Intermediary of express duties set forth in the Vistra Pledge Agreement, the LC Securities Intermediary under the LC Pledge Agreement or the Senior Secured Notes Trustee of express duties set forth in the Facility Agreement and in the Senior Secured Notes Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Holders.

Section 4.9. USA PATRIOT Act. The parties hereto acknowledge that in accordance with the requirements under the USA PATRIOT Act and its implementing regulations (collectively, the “Patriot Act”), the Trustees, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account with the Trustees. Accordingly, each party hereto hereby agrees that it shall provide the Trustees with such information as the Trustees may reasonably request from time to time in order to comply with any applicable requirements of the Patriot Act, including, without limitation, each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business or other pertinent identifying information.

Section 4.10. OFAC. Throughout the term of this Declaration, the Depositor: (a) will have in place and will implement policies and procedures designed to prevent violations of Sanctions (as defined below), including measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions relating to this Declaration; (b) shall ensure that neither the Depositor nor any of its subsidiaries, directors or officers, or, to its knowledge, its affiliates is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the target or subject of Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, prohibited by Sanctions; and (iii) shall not, directly or indirectly, knowingly, use the services and/or Accounts in any manner that would result in a violation by the Depositor of Sanctions.

The Depositor will promptly provide to the Trustee and the Delaware Trustee such information as the Trustee reasonably requests in connection with the matters referenced in this Clause, including information regarding the Depositor, the Accounts, the assets in relation to which services are to be provided and the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Trustee and the Delaware Trustee may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Clause. If the Trustee or the Delaware Trustee declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, the Trustee and the Delaware Trustee will inform the Depositor as soon as reasonably practicable.

The Depositor covenants and represents that neither it nor any of its subsidiaries, directors or officers, or, to its knowledge, its affiliates, is the target or subject of any sanctions enforced by the U.S. federal government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”). The Depositor covenants and represents that neither it nor any of its subsidiaries, directors or officers, or, to its knowledge, its affiliates, will knowingly use payments made pursuant to this Declaration, (A) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is prohibited by Sanctions, (B) to fund or facilitate any activities of or business with any country or territory that is prohibited by Sanctions, except to the extent permissible for an individual or entity required to comply with Sanctions, or (C) in any other manner, violating Sanctions by any person.

Section 4.11. Instruction by Electronic Means. For purposes of this provision “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by a Trustee, or another method or system specified by a Trustee as available for use in connection with its services hereunder. A Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Declaration and delivered using Electronic Means; provided, however, that the Depositor shall provide to a Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Instructions Authorized Officers”) and containing specimen signatures of such Instructions Authorized Officers, which incumbency certificate shall be amended by such party, as applicable, whenever a person is to be added or deleted from the listing. If the Depositor elects to give a Trustee Instructions using Electronic Means and a Trustee in its discretion elects to act upon such Instructions, such Trustee’s understanding of such Instructions shall be deemed controlling. A Trustee may conclusively presume that directions that purport to have been sent by an Instructions Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Instructions Authorized Officer. The Depositor shall be responsible for ensuring that only Instructions

Authorized Officers transmit such Instructions to a Trustee and the Depositor shall be solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by it, as applicable. A Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from such Trustee’s reliance upon and compliance with such Instructions notwithstanding if such directions conflict or are inconsistent with a subsequent Instruction. The Depositor agrees: (a) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (b) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Depositor; (c) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (d) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.12. Corporate Actions. Whenever Trust Securities (including, but not limited to, warrants, options, conversions, subscriptions, takeovers, other forms of capital reorganizations, redemptions, tenders, options to tender or non-mandatory puts or calls) confer optional rights on the Majority of Holders or provide for discretionary action or alternative courses of action by the Majority of Holders, the Majority of Holders shall be responsible for making any decisions relating thereto and for instructing the Trustee to act. In order for the Trustee to act, it must receive the Majority of Holders’ Corporate Action Instructions (defined below) at the Trustee’s offices, by the deadline specified by the Trustee, in its sole discretion, from time to time. If the Trustee does not receive such written instructions prior to its specified deadlines, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities. As used herein, “Corporate Action Instructions” shall mean instructions delivered to Trustee by electronic methods), other than e-mail. Corporate Action Instructions sent by facsimile shall be sent to the following number 844-299-3627 (which such number may be changed from time to time as Trustee may designate in writing).

If the Majority of Holders elects to transmit instructions, including Corporate Action Instructions (“Instructions”), through an on-line communication system electronic platform offered by the Trustee or an Affiliate of the Trustee, such access to and use thereof shall be subject to any the terms and conditions contained in a separate written agreement. The Majority of Holders shall each be responsible for requesting access to any such electronic platform and completing the documentation required for such access and nothing herein shall obligate the Trustee to ensure any such access. Should the Majority of Holders fail to, or elect not to, avail itself of such access, neither the Trustee nor any Affiliate of the Trustee accepts any responsibility whatsoever for any Losses arising as a result of the lack of such access in connection with its services under this Declaration. Notwithstanding any other provision of this Declaration, whenever the Trustee is required to deliver any notice or information to the Majority of Holders, under the terms of this Declaration, it may do so by making the relevant notice or information available to such party via an electronic platform operated by the Trustee or an Affiliate of the Trustee. If the Majority of Holders elects (with the Trustee’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Majority of Holders agrees that the Trustee shall not be responsible or liable for the reliability or availability of any such service.

Article V

THE TRUST SECURITIES

Section 5.1. Description of the Trust Securities.

(a) The specific rights, powers and terms of the Trust Securities shall be as set forth in this Declaration. Each Trust Security shall represent an undivided beneficial interest in the Trust Property, and distributions shall be made in respect of the Trust Securities at the times and in the amounts specified in this Declaration.

(b) Each Trust Security shall have an initial purchase price of $1,000, with a minimum purchase amount of $250,000. Unless otherwise specified in this Declaration, the Trust Securities shall be issued as definitive Trust Securities in substantially the form attached as Exhibit B with appropriate insertions, modifications and omissions, as provided herein.

(c) Unless otherwise specified in this Declaration, each Trust Security shall bear a legend as described in the form of Certificate attached as Exhibit B. The Trust Securities may be endorsed with or have incorporated into the text thereof such other legends or recitals not inconsistent with the provisions of this Declaration as may be required by the Trustee, or required to comply with any applicable law or regulation. The Depositor shall furnish the Trustee with all information necessary for the completion of any legend on the Trust Securities required by the federal income taxation or securities laws or regulations to the extent such information is obtainable at the time of original issuance of the Trust Securities.

(d) The Trust Securities shall be typewritten, printed, lithographed or engraved (with or without steel engraved borders), or produced by any combination of the foregoing methods.

(e) The Trust Securities issued and sold as contemplated herein and in the Trust Securities Purchase Agreement shall be deemed to be duly issued, fully paid and, to the fullest extent permitted by applicable law, nonassessable.

(f) All Trust Securities shall represent an equal proportionate beneficial interest in the assets belonging to the Trust (subject to the liabilities of the Trust), and each Trust Security shall be equal to each other Trust Security.

Section 5.2. Execution of Certificates. The Trust Securities shall be executed by the Trustee on behalf of the Trust by the manual, facsimile or electronic signature of an authorized signatory of the Trustee, with the Trustee acting not in its individual capacity but solely as trustee of the Trust. On the date hereof, the Trustee shall execute and deliver one or more of the Certificates evidencing 450,000 Trust Securities to or upon the order of the Initial Purchasers. Trust Securities bearing the signature of an individual that was an authorized signatory of the Trustee at the time of execution thereof shall constitute valid Trust Securities, notwithstanding that any such individual has ceased to hold such office at any time thereafter. All Trust Securities shall be dated the date of their execution and delivery.

Section 5.3. Registration of Certificates. The Trustee shall keep or cause to be kept at the Corporate Trust Office a Register in which, subject to such reasonable regulations as the Trustee may prescribe and subject to Section 5.5, the Trustee shall provide for the registration of ownership of the Trust Securities and of transfers and exchanges of the Trust Securities as provided in Section 5.4.

Section 5.4. Transfer and Exchange of Trust Securities.

(a) Subject to Section 5.5 and Section 5.16, a Holder may transfer any Trust Security at the Corporate Trust Office upon the surrender of such Trust Security, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of this Declaration. Each new Trust Security to be issued shall be available for delivery within two Business Days of receipt by the Trustee at the Corporate Trust Office of the relevant Trust Security and the form of transfer.

(b) Each Trust Security issued upon any registration of transfer or exchange of Trust Securities shall evidence rights to receive the same distributions in accordance with this Declaration and shall be entitled to the same benefits as the original Trust Security surrendered upon such registration of transfer or exchange. A transferee of a Trust Security shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Security in such transferee’s name pursuant to this Section 5.4.

(c) Every Trust Security presented for registration of transfer or exchange shall, if so requested by the Trustee, be duly endorsed or be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and duly executed by either the Holder or such Holder’s attorney duly authorized in writing. Each Trust Security surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with its customary practices in effect from time to time.

(d) No service charge shall be made for any transfer or exchange of Trust Securities, but the Trustee may require payment by the Holder requesting such action of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such transfer or exchange and may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature. The Trustee may also require compliance with the requirements described herein and with such regulations as the Trustee may reasonably establish consistent with the provisions of this Declaration.

(e) If at any time the Depositor or any of its Affiliates (in either case, a “Depositor Affiliated Owner/Holder”) is the beneficial owner or Holder of any Trust Securities and the Trust holds a Like Amount of Senior Secured Notes, such Depositor Affiliated Owner/Holder shall have the right to deliver to the Trustee all or such portion of its Trust Securities as it elects (the “Exchanged Trust Securities”) and receive, in exchange therefor, a Like Amount of Senior Secured Notes (the “Exchanged Senior Secured Notes”). Such election

(i) shall be exercisable effective on any Business Day by such Depositor Affiliated Owner/Holder delivering to the Trustee a written notice of such election specifying the aggregate number of Exchanged Trust Securities and the Business Day on which such exchange shall occur, which Business Day shall be not less than five Business Days after the date of receipt by the Trustee of such election notice (or such shorter notice period as shall be acceptable to the Trustee) and (ii) shall be conditioned upon such Depositor Affiliated Owner/Holder having delivered or caused to be delivered to the Trustee or its designee the Exchanged Trust Securities by 10:00 a.m. on the Business Day on which such exchange is to occur. After the exchange, the Exchanged Trust Securities shall be cancelled and shall no longer be deemed to be Outstanding and all rights of the Depositor Affiliated Owner/Holder with respect to the Exchanged Trust Securities shall cease. In the case of an exchange under this Section 5.4(e), the Trust shall, on the date of such exchange, exchange the Exchanged Senior Secured Notes for the Exchanged Trust Securities held by the Depositor Affiliated Owner/Holder; provided that the Depositor Affiliated Owner/Holder delivers or causes to be delivered to the Trustee or its designee the Exchanged Trust Securities by 10:00 a.m. on the Business Day on which such exchange is to occur.

Section 5.5. Restrictions on Transfer of the Trust Securities.

(a) The Trust Securities may be sold or otherwise transferred only to a Person (an “Eligible Purchaser”): who is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; (ii) a “qualified purchaser” as defined under Section 2(a)(51) of the Investment Company Act; (iii) and each person for which it is acting, not formed, reformed or recapitalized for the purpose (within the meaning of the Investment Company Act and the rules, regulations and interpretative guidance issued thereunder) of investing in the Trust or the Senior Secured Notes (unless all of the beneficial owners of such entity’s securities are both qualified institutional buyers and qualified purchasers); (iv) and each person for which it is acting, not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan; (v) and each account for which it is purchasing or otherwise acquiring the Senior Secured Notes (or beneficial interests therein), to purchase, hold or transfer at least $250,000 of the Senior Secured Notes (or beneficial interests therein); (vi) if it, or any person for which it is acting, is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(1) or 3(c)(7) with respect to its holders that are U.S. persons) and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a qualified purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder; (vii) and each person for which it is acting, not a partnership, common trust fund, or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investments to be made, or the allocation thereof unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both qualified institutional buyers and qualified purchasers; (viii) and each person for which it is acting, has not invested more than 40% of its assets in the Senior Secured Notes (or beneficial interests therein) and/or other securities of the Trust after giving effect to the purchase of this Senior Secured Notes (or beneficial interests therein) (unless all of the beneficial owners of such entity’s securities are both qualified institutional buyers and qualified purchasers); (ix) knowledgeable, sophisticated and experienced in business and financial matters; (x) able and prepared to bear the economic risk of investing in and holding the Trust Securities for an indefinite period; and (xi) not (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to ERISA or a plan described in Section 4975 of the Code, (B) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (collectively, “Similar Laws”), (C) an entity whose underlying assets are considered to include plan assets of any such plans, pursuant to Section 3(42) of ERISA, Department of Labor regulations or otherwise or (D) a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of unaffiliated issuers.

(b) By purchasing or acquiring any Trust Securities or beneficial interest therein, each purchaser or acquirer shall be deemed to represent to, covenant to and agree (or, if such Person is acquiring any Trust Securities for the account of one or more other Persons over which such Person has investment discretion, such Person shall be deemed to represent and agree for each such other person) with the Trust as follows:

(i) that any purchase of Trust Securities made by such purchaser is for its own account or for the account of one or more other Persons that is an Eligible Purchaser and for which it is acting as trustee or agent with complete investment discretion and with authority to bind such party;

(ii) that such purchase is not made with a view to any public resale or distribution thereof;

(iii) that such purchaser is an Eligible Purchaser, and that the seller of the Trust Securities may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A under the Securities Act;

(iv) that the Trust Securities and the Senior Secured Notes, if and when issued and sold to the Trust, have not been, and will not be registered under the Securities Act or applicable securities laws of any state or other jurisdiction and, accordingly, such purchaser of Trust Securities and the Senior Secured Notes, if and when issued and sold to the Trust, may not offer, sell, pledge, hypothecate or otherwise transfer such Trust Securities and the Senior Secured Notes, if and when issued and sold to the Trust, except pursuant to an exemption from or a transaction exempt from, the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction and only pursuant to the procedures set forth in this Declaration;

(v) that the Trust is not registered as an investment company under the Investment Company Act, and is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act, which excludes from the definition of investment company any issuer whose outstanding securities (other than short-term paper) are beneficially owned exclusively by Persons that are qualified purchasers and which has not made and does not propose to make a public offering of its securities;

(vi) that if the prospective purchaser or acquirer is not an Eligible Purchaser that satisfies the requirements or representations contained in this Declaration at the time it purchases or acquires the Trust Securities or an interest therein, the purchaser or acquirer will, upon demand of the Trust and in any event within 10 Business Days after receiving such demand, sell all of its Trust Securities or interests therein to a transferee whom such purchaser or acquirer and the Trust reasonably believe is an Eligible Purchaser that satisfies the requirements or representations contained in this Declaration; that any purported purchase or transfer of the Trust Securities in violation of such measures will be null and void; and that the Trust may withhold all payments in respect of the Trust Securities from Holders who fail to satisfy the foregoing;

(vii) that the Offering Memorandum distributed to prospective purchasers of Trust Securities was prepared solely for the benefit of prospective Eligible Purchasers, in connection with their potential purchase of the Trust Securities in a private placement; and that, except as expressly permitted by such Offering Memorandum, the prospective purchaser shall not reproduce or distribute the Offering Memorandum, in whole or in part, or disclose any of its contents, to any other person;

(viii) that in making decisions as to whether to purchase or sell any Trust Securities or, if issued and sold to the Trust, the Senior Secured Notes, such purchaser must rely on its own examination of the Trust, Vistra Operations and the terms of the Trust Securities and the Senior Secured Notes; and that such purchaser has had access to such financial and other information concerning Vistra Operations, the Trust, the Trust Securities and the Senior Secured Notes as it has deemed necessary in connection with its decision to purchase any of the Trust Securities, including an opportunity to ask questions of and request information from Vistra Operations, and it has received and reviewed all information that was requested;

(ix) that such purchaser agrees to comply with any other transfer restrictions or other related procedures as described in the Offering Memorandum;

(x) that the Trust and Vistra Operations will rely upon the truth and accuracy of the investment representations and agreements contained in this Declaration, and such purchaser agrees that its receipt of the Trust Securities and the Senior Secured Notes, if and when issued and sold to the Trust, will be deemed to constitute its concurrence in all of the foregoing, which will be binding on such purchaser and each party for which such purchaser is acting as set forth in Section 5.5(b)(i);

(xi) that such purchaser agrees (A) to inform the Trust and Vistra Operations promptly of any change in the information and representations and warranties specified in this Declaration relating to such purchaser or to any party for whom it is acting, (B) to supply promptly any documentation, including any opinions of counsel, requested by the Trust at any time to confirm any of the representations and warranties made in this Declaration and (C) to deliver to the Trust and Vistra Operations such other representations and covenants as to such matters as Vistra Operations may, in the future, request in order to comply with applicable law and the availability of any exemption therefrom;

(xii) that such purchaser will provide notice of the transfer restrictions applicable to the Trust Securities or, if issued and sold to the Trust, the Senior Secured Notes, to any subsequent Person to whom it transfers the Trust Securities or, if issued and sold to the Trust, the Senior Secured Notes, and will transfer the Trust Securities only to investors in the United States, Bermuda, the British Virgin Islands, Canada, the Cayman Islands, the European Economic Area, Hong Kong, Japan, Korea, Singapore, Switzerland, Taiwan, the United Arab Emirates and the United Kingdom in compliance with the applicable securities laws of those jurisdictions;

(xiii) that a restrictive legend to the following effect shall be placed on the Certificates and stop-transfer instructions shall be issued to the transfer agent for the Trust Securities, unless the Trustee determines otherwise in accordance with applicable law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (B) A “QUALIFIED PURCHASER” (AS DEFINED UNDER SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”)); (C) AND EACH PERSON FOR WHICH IT IS ACTING, NOT FORMED, REFORMED OR RECAPITALIZED (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT AND THE RULES, REGULATIONS AND INTERPRETATIVE GUIDANCE ISSUED THEREUNDER) FOR THE PURPOSE OF INVESTING IN THE TRUST OR THE SENIOR SECURED NOTES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (D) AND EACH PERSON FOR WHICH IT IS ACTING, NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (E) AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE SENIOR SECURED NOTES (OR BENEFICIAL

INTERESTS THEREIN), TO PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE SENIOR SECURED NOTES (OR BENEFICIAL INTERESTS THEREIN); (F) IF IT, OR ANY PERSON FOR WHICH IT IS ACTING, IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR SECTION 3(c)(7) THEREOF (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(1) OR 3(c)(7) WITH RESPECT TO ITS HOLDERS THAT ARE U.S. PERSONS) AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (G) AND EACH PERSON FOR WHICH IT IS ACTING, NOT A PARTNERSHIP, COMMON TRUST FUND, OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, OR THE ALLOCATION THEREOF UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (H) AND EACH PERSON FOR WHICH IT IS ACTING, HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE SENIOR SECURED NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE TRUST AFTER GIVING EFFECT TO THE PURCHASE OF THIS SENIOR SECURED NOTE (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (I) KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS; (J) ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING AND HOLDING THE TRUST SECURITIES FOR AN INDEFINITE PERIOD; AND (K) NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), THAT IS SUBJECT TO ERISA, A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (II) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”), (III) AN ENTITY WHOSE UNDERLYING

ASSETS ARE CONSIDERED TO INCLUDE PLAN ASSETS OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE OR (IV) A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS.

THE SECURITIES EVIDENCED HEREBY MAY BE TRANSFERRED ONLY TO A PERSON WHO THE TRUST REASONABLY BELIEVES QUALIFIES AS A TRANSFEREE PURSUANT TO THE PRECEDING PARAGRAPH. ANY PURPORTED TRANSFER OF SECURITIES OF THE TRUST THAT WOULD VIOLATE THESE TRANSFER RESTRICTIONS IS DEEMED BY THE TRUST’S AMENDED AND RESTATED DECLARATION OF TRUST (THE “TRUST DECLARATION”) TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY INTENDED TRANSFEREE IN SUCH A PURPORTED TRANSFER SHALL NOT BECOME OR BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH SECURITIES, AND SUCH INTENDED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES. IN SUCH A CASE, THE PURPORTED TRANSFEROR IS DEEMED BY THE TRUST DECLARATION TO CONTINUE TO BE THE HOLDER OF THE SECURITIES NOTWITHSTANDING THE PURPORTED TRANSFER OF THE SECURITIES.

THE TRUST RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES EVIDENCING THE TRUST SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE TRUST SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE TRUST SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE TRUST SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE OF DTC, BY A NOMINEE OF DTC TO DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR ANY NOMINEE OF SUCH A SUCCESSOR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(xiv) that from the date of acquisition of the Trust Securities (or interest therein) throughout the period of holding such Trust Securities (or interest therein), it is not, and it is not acquiring or holding such Trust Securities (or interest therein), with the assets of, (A) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to ERISA or any plan described in Section 4975 of the Code, (B) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is subject to Similar Laws or (C) any entity whose underlying assets are considered to include plan assets of any such plans pursuant to Section 3(42) of ERISA, Department of Labor regulations or otherwise;

(xv) that it waives any objection to the exercise of the Issuance Right and confirms, acknowledges and agrees that (A) it is making an investment decision with respect to Vistra Operations and the Senior Secured Notes at the time of its purchase of the Trust Securities, (B) Vistra Operations may, at any time and for any reason, exercise its right under the Facility Agreement to require the Trust to purchase the Senior Secured Notes up to the Maximum P-Caps Outstanding Amount, in exchange for the delivery by the Trust of all or a portion of the Eligible Assets corresponding to the portion of the Issuance Right being exercised at such time, (C) the Issuance Right will be deemed to be exercised automatically, and Vistra Operations may be required to exercise such Issuance Right under a Mandatory Exercise, in which case the Trust will be required to purchase the Senior Secured Notes, and the Holders and beneficial owners of the Trust Securities will not have the benefit of the Eligible Assets, (D) Vistra Operations’ condition, financial or otherwise, may have deteriorated at the time of exercise of such Issuance Right and (E) if such Issuance Right is exercised for the entire Available Amount and the Repurchase Right has terminated, the Trust will be liquidated and the Holders will thereafter hold only the Senior Secured Notes;

(xvi) that it understands and acknowledges that BNYM will act in the capacity of Trustee hereunder (and BNYM’s affiliate BNY Mellon Trust of Delaware will act as Delaware Trustee hereunder), and will also act as Senior Secured Notes Trustee under the Facility Agreement, and agrees and consents that BNYM may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties, to the extent that any such conflict or breach arises from the performance by BNYM of its express duties set forth herein, the Pledge Agreement or the Facility Agreement, all of which defenses, claims or assertions are waived by the Holders and the parties hereunder and the parties to the Pledge Agreement and the Facility Agreement; and

(xvii) that, to the fullest extent permitted by applicable law, it waives, forfeits and surrenders any right it may have, on any basis or theory, to object or seek to restrain or prohibit, temporarily or permanently, whether upon occurrence of a Bankruptcy Event or otherwise, (A) the Trust from purchasing the Senior Secured Notes in exchange for the delivery by the Trust of the Eligible Assets in accordance with the Facility Agreement, including, but not limited to, upon the occurrence of an Automatic Exercise, Mandatory Exercise and whether or not a Bankruptcy Event has occurred, (B) Vistra Operations from delivering or the Trust from receiving the Eligible Assets in exchange for the Senior Secured Notes in accordance with the Facility Agreement upon a Repurchase and (C) the Trust from redeeming the Trust Securities in accordance with Section 5.10 upon exercise of the Optional Redemption.

(c) No Trust Securities shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Declaration. Any purported transfer of Trust Securities not made in accordance with this Declaration (including any transfer that violates Section 5.4, this Section 5.5 or Section 5.16) shall be void and of no legal effect whatsoever. Any intended transferee in a purported transfer not made in accordance with this Declaration (including any transfer that violates Section 5.4, this Section 5.5 or Section 5.16) shall be deemed not to be the Holder or beneficial owner of such Trust Securities or any other interest in the Trust for any purpose, including the receipt of Distributions and any other payments on such Trust Securities, and shall be deemed to have no interest whatsoever in such Trust Securities or in the Trust. The purported transferor of such Trust Securities shall be deemed to be the Holder and beneficial owner of such Trust Securities for all purposes notwithstanding its purported transfer of such Trust Securities. The Transfer Agent shall not register the issuance of, the transfer of or exchange any of the Trust Securities not made in accordance with this Declaration (including any transfer that violates Section 5.4, this Section 5.5 or Section 5.16).

Section 5.6. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificates are surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Trustee such security or indemnity as may be required by them to keep each of the Trustee and the Trust harmless; then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 5.6, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an ownership interest in the relevant Trust Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.7. Deemed Holders. Except as otherwise provided by law, but without prejudice to Section 5.5, the Trustee may treat the Person in whose name any Certificate shall be registered on the Register as the sole Holder of such Certificate and of the Trust Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Trust Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

Section 5.8. Distributions.

(a) All Distributions on the Trust Securities shall be made in accordance with this Section 5.8, other than those Distributions made in accordance with Section 5.10 in connection with an Optional Redemption or Voluntary Exercise as to which Vistra Operations has made a Cash Settlement Election, or in accordance with Section 8.2 in connection with the dissolution or liquidation of the Trust; provided that, notwithstanding the foregoing, if the Trust Dissolution Date occurs following any record date for a Distribution to Holders and prior to the related Distribution Date, in lieu of this Section 5.8, the provisions of Section 8.2 shall apply. All Distributions to Holders made in accordance with this Section 5.8 shall be subject to the priorities set forth in Section 5.8(b).

(b) (i) The Trustee shall distribute all Trust Income held in the Property Account by 3:00 p.m. on each Distribution Date, if (A) the Trust has received all payments due on such date with respect to the Eligible Assets that are not Defaulted Eligible Assets (including Substitute Payments due on any Designated Securities or Counterparty Securities) and Vistra Operations has paid for all Defaulted STRIPS required to be purchased at their Face Amount from the Trust and has paid any amount required to be paid to the Trust in respect of any Defaulted Payments on any Defaulted Treasuries pursuant to Section 5.3 of the Facility Agreement and (B) the Trust has received all amounts due under the Facility Agreement, the Trust Expense Reimbursement Agreement and the Senior Secured Notes, in each case, by 12:00 p.m. on such day, in accordance with the following priorities:

(1)

first, in payment of any Trustee’s Fee and any Trust Expenses then due and payable (to the extent that such Trustee’s Fee or Trust Expenses are not paid out of any Remaining Amounts as required pursuant to Section 2.9(b));

(2)

second, in satisfaction of any other outstanding obligations of the Trust then due and payable (including obligations of the Trust to the Trustee, not satisfied pursuant to Section 5.8(b)(i)(1)), pro rata among the creditors in accordance with the aggregate unpaid amount due to each; and

(3)	third, to the Holders, pro rata with respect to each Trust Security Outstanding on the Record Date relating to such Distribution Date.

(ii) If the Issuance Right has been exercised for settlement on such Distribution Date, the Trustee shall deliver the Notes Purchase Price to Vistra Operations, including any Cash Settlement Election, pursuant to the terms and conditions of the Facility Agreement, prior to distributing any Trust Income to the Holders or other creditors of the Trust.

(iii) If (A) the Trustee has not received all payments due on any Distribution Date with respect to the Eligible Assets that are not Defaulted Eligible Assets (including Substitute Payments due on any Designated Securities or Counterparty Securities) or Vistra Operations has not paid for all Defaulted STRIPS required to be purchased at their Face Amount from the Trust or paid all amounts required to be paid to the Trust in respect of any Defaulted Payments on any Defaulted Treasuries pursuant to Section 5.3 of the Facility Agreement or (B) Vistra Operations has not paid any amount due under the Facility Agreement, the Trust Expense Reimbursement Agreement or the Senior Secured Notes before 12:00 p.m. but the Trustee has received all such payments (including the purchase price of any such Defaulted STRIPS and payments in respect of any such Defaulted Payments on any Defaulted Treasuries) prior to 5:00 p.m. on any Distribution Date, the entire distribution shall be made on the following Business Day, without any additional interest for the delay.

(iv) The Trustee shall apply the Remaining Amounts solely to pay the Trustee’s Fee and Trust Expenses and the Trustee shall not apply any Trust Income to pay any Trustee’s Fees or any Trust Expenses until the entire Remaining Amounts have been so applied.

(c) If amounts are not available to the Trust to make Distributions under Section 5.8(b)(i)(3) for a particular Distribution Period for any reason, the Trust shall have no obligation to make any Distribution on such Distribution Date, whether or not Distributions under Section 5.8(b)(i)(3) on the Trust Securities are made for any future Distribution Period, except to the extent provided for in Section 5.8(d) or Section 5.9.

(d) If (A) the Trustee has not received all payments due on any Distribution Date with respect to the Eligible Assets that are not Defaulted Eligible Assets (including Substitute Payments due on any Designated Securities or Counterparty Securities) or Vistra Operations has not paid for all Defaulted STRIPS required to be purchased at their Face Amount from the Trust or paid all amounts required to be paid to the Trust in respect of any Defaulted Payments on any Defaulted Treasuries pursuant to Section 5.3 of the Facility Agreement or (B) Vistra Operations has failed to pay any amount due under the Facility Agreement, the Trust Expense Reimbursement Agreement or the Senior Secured Notes, by 5:00 p.m. on any Distribution Date (such amounts in clause (A) or (B) above, the “Overdue Amounts”), the Trustee shall give prompt written notice thereof to Vistra Operations, and the Distribution specified in Section 5.8(b) that would otherwise be made on such Distribution Date shall be deferred as follows:

(i) If the Trustee receives all of the Overdue Amounts and the applicable Special Facility Fee within 30 days following such Distribution Date, the Trustee shall distribute, on the Business Day following receipt, all such amounts in accordance with this Declaration and the priorities specified in Section 5.8(b); provided that such Distribution shall be payable to the Holders of the Trust Securities as of the close of business on the Business Day immediately preceding the date of Distribution.

(ii) If the Trustee does not receive all of the Overdue Amounts and the applicable Special Facility Fee, and the Trust has received notice for the exercise of the Issuance Right for the entire Available Amount for settlement within 30 days following such Distribution Date pursuant to the Facility Agreement, and no Trust Dissolution Date shall have occurred (in which event the procedures in Section 8.1(b) shall apply), as provided in the Facility Agreement (A) the Trust shall purchase the Senior Secured Notes issued by Vistra Operations (or in the case of any Cash Settlement Election, shall receive the applicable Cash Settlement Amount) in exchange for the Notes Purchase Price, (B) the applicable Special Facility Fee shall be due and payable and (C) payment by the Trust of the Notes Purchase Price shall be subject to set-off against any Overdue Amounts and Special Facility Fee (with the Eligible Assets included in the Notes Purchase Price being valued for the purpose of such set-off based on the proceeds received therefor by the Trust). The Trust shall have the power to liquidate Eligible Assets and any Substitute Deposits held by the Trust to cover such Overdue Amounts and Special Facility Fee, together with any Trust Expenses reasonably incurred in such liquidation or any other due and unpaid amounts specified in Section 5.8(b)(1) or (2), and, if the proceeds of such liquidation of Eligible Assets and Substitute Deposits are insufficient to cover any due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2), to liquidate any Senior Secured Notes then held by the Trust. Any liquidation of Eligible Assets, Substitute Deposits or Senior Secured Notes shall be done in accordance with the provisions set forth in Section 5.9, and the Trustee shall distribute, on the Business Day following receipt, all such proceeds of such liquidation in accordance with this Declaration and the priorities specified in Section 5.8(b); provided that such Distribution shall be payable to the Holders of the Trust Securities as of the close of business on the Business Day immediately preceding the date of Distribution.

(iii) If the Trustee does not receive all of the Overdue Amounts and the applicable Special Facility Fee, and the Trust has not received notice for the exercise of the Issuance Right for the entire Available Amount for settlement within 30 days following such Distribution Date, an Automatic Exercise Event shall occur pursuant to the Facility Agreement and the provisions of Article VIII shall apply.

(e) In any year in which a Distribution Date is not a Business Day, the payment with respect to such Distribution Date shall be made on the following Business Day. The postponement of any payment with respect to such Distribution shall not affect the amount of any payment that Vistra Operations or the Trust is required to make on such Distribution Date.

(f) Notwithstanding anything to the contrary in this Declaration, if any Trust Expenses are due and payable by the Trust on a date that is not a Distribution Date, the Trust shall pay such Trust Expenses prior to the next Distribution Date out of any advance received from Vistra Operations pursuant to the Trust Expense Reimbursement Agreement.

(g) On each date on which a Distribution is made pursuant to this Section 5.8, the Trustee shall provide written confirmation to Vistra Operations of the Trust Income received by the Trust that is distributed on such date, as well as the amount of Distributions made to the Holders on such date. The Trustee shall provide each Rating Agency a copy of such written confirmation.

Section 5.9. Liquidation of Eligible Assets and Senior Secured Notes.

(a) If the Trust is entitled to liquidate any Trust Property pursuant to Section 5.8(d):

(i) The Trustee shall first apply all Trust Income available on such date and any other funds available in the Property Account (including any Substitute Deposits) on the relevant date to make payments in respect of such Trust Expenses or any other expenses on such date in accordance with the priorities set forth in Section 5.8(b).

(ii) To the extent that the funds available in the Property Account and any Eligible Assets that can be set-off against the relevant expenses pursuant to Section 5.8 are insufficient to pay any due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2), the Trustee, or agent, shall liquidate Eligible Assets in the open market, to the extent necessary for the proceeds to cover such due and unpaid amounts. The Trustee shall have no liability with respect to the adequacy of the price received in connection with said liquidation. The Eligible Assets to be liquidated shall be pro rata between Treasuries and each series of STRIPS comprising the Eligible Assets, in each case rounded to the nearest $1,000 in principal/face amount.

(iii) To the extent that the proceeds from the liquidation of Eligible Assets are insufficient to cover any due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2) and the Trust holds any Senior Secured Notes, the Trust shall liquidate Senior Secured Notes in the open market, to the extent necessary for the proceeds to cover such due and unpaid amounts. Any liquidation of Senior Secured Notes will be made in accordance with commercially reasonable market standards, which may include retaining third-party agents at the expense of the Trust, and in compliance with applicable securities laws. The Trustee shall not be liable for the adequacy or sufficiency of the price obtained for such liquidation of Senior Secured Notes.

(b) Not later than 3:00 p.m. on the Business Day following its receipt of proceeds of all Trust Property to be liquidated pursuant to Section 5.9(a), the Trustee shall distribute such proceeds in accordance with the priorities specified in Section 5.8(b); provided that such Distribution shall be payable to the Holders of the Trust Securities as of the close of business on the Business Day immediately preceding the date of such Distribution.

Section 5.10. Redemption.

(a) Subject to applicable law, upon the redemption by Vistra Operations of any Senior Secured Notes held by the Trust or any Voluntary Exercise for any Senior Secured Notes as to which Vistra Operations has made a Cash Settlement Election, the Trust shall redeem a Like Amount of Trust Securities at the Redemption Price on the Vistra Operations Payment Date, subject to the priorities of distribution set forth in Section 8.2(c); provided that (i) if the Vistra Operations Payment Date is the Trust Dissolution Date, the Vistra Operations Payment shall be distributed in accordance with Article VIII, and (ii) if the Trustee does not receive the Vistra Operations Payment prior to 12:00 p.m. on the Vistra Operations Payment Date, such Trust Securities shall be redeemed on the Business Day following the day the Trustee receives the Vistra Operations Payment.

(b) Vistra Operations shall provide a notice of redemption to the Trustee containing the information listed below, and, based solely on the information provided in such notice, a notice of redemption of the Trust Securities shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Register. Each notice of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, a description of the manner in which the Redemption Price shall be determined;

(iii) the CUSIP number or CUSIP numbers of the Trust Securities affected;

(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate initial purchase price of the particular Trust Securities to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 5.10(d); and

(vi) if the Trust Securities are no longer in book-entry-only form, the place or places where the Certificates are to be surrendered for the payment of the Redemption Price.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the Vistra Operations Payment to be received on the Redemption Date. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has received such Vistra Operations Payment.

(d) If the Trustee gives a notice of redemption in respect of any Trust Securities, then, by 12:00 p.m., on the Redemption Date, subject to Section 5.10(c), the Trustee shall, with respect to Trust Securities represented by Global Certificates, irrevocably deposit with DTC, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders. With respect to Trust Securities that are not represented by Global Certificates, the Trustee, subject to Section 5.10(c), shall irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders upon surrender of their Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant Record Dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders of Trust Securities so called for redemption shall cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities shall cease to be Outstanding. In the event that the Redemption Date is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

(e) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, the particular Trust Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Trust Securities not previously called for redemption on a pro rata basis or by any method the Trustee deems fair and appropriate; provided that so long as the Trust Securities are represented by Global Certificates, such selection shall be made in accordance with the procedures of the Depositary in accordance with its standard procedures therefor. The Trustee shall promptly notify the Security Registrar in writing of the Trust Securities selected for redemption.

(f) Vistra Operations shall give written notice to the Trustee of any Vistra Operations Payment Date at least 30 days but not more than 60 days prior thereto (unless a shorter notice shall be satisfactory to the Trustee).

Section 5.11. No Preemptive Rights. No Holder, by virtue of holding Trust Securities, shall have any preemptive or other right to subscribe to any additional Trust Securities.

Section 5.12. Status of the Trust Securities. Every Holder, by virtue of having become a Holder, shall be deemed to have expressly assented and agreed to the terms hereof and to have become party hereto. The Trust Securities shall be deemed to be personal property, giving only the rights provided herein. Ownership of the Trust Securities shall not entitle the Holder to any title in, or to the whole or any part of, the Trust Property or right to call for a partition or division of the same or for an accounting. The bankruptcy of a Holder during the continuance of the Trust shall not operate to terminate the Trust, nor entitle the representative of any bankrupt Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustee.

Section 5.13. CUSIP Numbers. The Trust, in issuing the Trust Securities, may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of dissolution as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of a dissolution and that reliance may be placed only on the other identification numbers printed on the Trust Securities, and any such dissolution shall not be affected by any defect in or omission of such numbers.

Section 5.14. Lists of Holders.

(a) The Transfer Agent (if the Trustee is not acting in such capacity) shall provide the Trustee (i) by the end of the fourth Business Day after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders (a “List of Holders”) as of such Record Date, provided that the Transfer Agent shall not be obligated to provide such List of Holders if at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Transfer Agent, and (ii) a List of Holders at any time the Trustee requests a List of Holders, which List of Holders shall be provided to the Trustee by the Transfer Agent within 30 days of the Trustee delivering a written request for the List of Holders to the Transfer Agent, and which shall be no more than four Business Days old on the date it is delivered to the Trustee. The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or that it receives in its capacity as Paying Agent (if acting in such capacity), provided that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) The Trustee shall comply with the requirements of Section 312(b) of the Trust Indenture Act, as if the Trust Indenture Act applied to this Declaration.

Section 5.15. No Other Rights. Unless otherwise required by law, the Holders of Trust Securities shall not have any rights or preferences other than those specifically set forth in this Declaration and in the Certificates.

Section 5.16. Global Certificates. The provisions of this Section 5.16 shall apply only to Global Certificates:

(a) Each Global Certificate executed and delivered under this Declaration shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Certificate shall constitute a single Certificate for all purposes of this Declaration.

(b) If any Depositary elects to discontinue its services as securities depositary with respect to the Trust Securities, the Trustee may appoint a successor Depositary at the written direction of Vistra Operations with respect to the Trust Securities.

(c) Notwithstanding any other provision in this Declaration, no Global Certificate may be exchanged in whole or in part for Certificates registered, and no transfer of a Global Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Certificate or a nominee thereof unless (i) such Depositary has notified the Trust that it is unwilling or unable to continue as Depositary for such Global Certificate and no successor depositary shall have been appointed by the Trust within 90 days of such notice, (ii) if at any time such Depositary has ceased to be a clearing agency registered under the Exchange Act at a time when such Depositary is required to be so registered to act as Depositary and no successor depositary shall have been appointed by the Trust within 90 days after the Trust becomes aware of such cessation, or (iii) the Trustee voluntarily elects to discontinue the use of the book-entry transfer system with the consent of at least a Majority of Holders. If Global Certificates are exchanged pursuant to this Section 5.16(c), Distributions may, at the Trust’s option, be paid by check mailed to the Persons entitled thereto as shown on the Register. Notwithstanding the foregoing, a Holder of 1,000 or more Trust Securities shall be entitled to receive Distributions, if any, on any Distribution Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trust not less than 15 days prior to the Distribution Date. Any such wire transfer instructions received by the Trust shall remain in effect until revoked by such Holder.

(d) Subject to Section 5.16(c), any exchange of a Global Certificate for other Certificates may be made in whole or in part, and all Certificates issued in exchange for a Global Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Certificate shall direct.

(e) Every Certificate executed and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Certificate or any portion thereof, whether pursuant to this Section 5.16 or otherwise, shall be executed and delivered in the form of, and shall be, a Global Certificate, unless such Certificate is registered in the name of a Person other than the Depositary for such Global Certificate or a nominee thereof.

Section 5.17. Change of Control.

(a) For purposes of this Section 5.17, the following terms shall have the following meanings:

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following after the issue date of the Trust Securities:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Vistra Operations and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of Vistra Operations or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(2) Vistra Operations becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (x) any employee benefit plan of Vistra Operations or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and (y) any one or more parents of Vistra Operations in which no “person” directly or indirectly, holds beneficial ownership of Voting Stock representing more than 50.1% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Vistra Operations, measured by voting power rather than number of shares.

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Decline.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Investment Grade” in respect of the Senior Secured Notes or the Trust Securities means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by Vistra Operations as a replacement agency);

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization;

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act;

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Senior Secured Notes or the Trust Securities available, a Nationally Recognized Statistical Rating Organization selected by Vistra Operations which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to the Senior Secured Notes or the Trust Securities.

“Rating Decline” means the decrease in the rating of the Senior Secured Notes and/or the Trust Securities by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Senior Secured Notes and/or the Trust Securities by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of the Senior Secured Notes and/or the Trust Securities, as applicable, is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided further, that no Rating Decline shall occur if following such decrease in rating, (x) the Trust Securities (or, in the event the Trust Securities are not outstanding, the Senior Secured Notes) are rated Investment Grade by at least two Rating Agencies or (y) the ratings of the Trust Securities (or, in the event the Trust Securities are not outstanding, the Senior Secured Notes) by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(b) Change of Control Offer. Within 30 days following its receipt of notice of any Change of Control Trigger Event, the Trustee will mail (or deliver electronically) a notice (the “Change of Control Offer”) prepared by Vistra Operations to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Trust Securities on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by this Section 5.17 and described in such notice. Holders of the Trust Securities electing to have any Trust Securities purchased pursuant to a Change of Control Offer (as evidenced by their surrender) shall be required to surrender the Trust Securities to the paying agent on the third Business Day preceding the Change of Control Payment Date (the “Change of Control Offer Expiration Date”). Vistra Operations and the Trust will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Trust Securities as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Senior Secured Notes Indenture, Vistra Operations and the Trust will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 5.17 by virtue of such compliance as evidenced by an Officer’s Certificate delivered to the Trustee.

(c) In the Change of Control Offer, the Trust, at the written direction of Vistra Operations, and subject to the receipt from Vistra Operations of the change of control payment with respect to the relevant Senior Secured Notes plus (which such payment may be made directly to the Trust to the extent no Senior Secured Note is held through the facilities of a depository, and all such Senior Secured Notes are held in the name of the Trust), to the extent Vistra Operations elects to pay the Cash Settlement Amount with respect to the Change of Control Offer Subject Amount, such Cash Settlement Amount, will offer a payment in cash equal to 101% of the aggregate initial purchase price of the Trust Securities, plus accrued and unpaid distributions, if any, on the Trust Securities to the date of repurchase, subject to the rights of holders of the Trust Securities on the relevant record date to receive distributions on the relevant Distribution Date (the “Change of Control Payment”).

(d) If the Senior Secured Notes with respect to which Vistra Operations has made a change of control offer under the Senior Secured Notes Indenture are then held by the Trust (including any Senior Secured Notes to be issued to the Trust pursuant to a Mandatory Exercise as described below), Vistra Operations will notify the Trust and the Senior Secured Notes Trustee of the change of control triggering event under the Senior Secured Notes Indenture and the Senior Secured Notes Trustee will accept such change of control offer under the Senior Secured Notes Indenture with respect to such Senior Secured Notes to the extent holders of the Trust Securities have accepted the Change of Control Offer with respect to the Trust Securities. Holders of the Trust Securities electing to have any Trust Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Trust Securities to the Paying Agent on the Change of Control Offer Expiration Date. A Change of Control Offer Expiration Date with respect to the Trust Securities constitutes a Mandatory Exercise Event in respect of the Issuance Right following which Vistra Operations will be required to sell to the Trust Senior Secured Notes in a principal amount equal to the Change of Control Offer Issuance Amount; provided that Vistra Operations may elect to pay the Cash Settlement Amount with respect to the

Change of Control Offer Subject Issuance Amount in lieu of issuing such Senior Secured Notes. On the Change of Control Payment Date, Vistra Operations shall pay the Change of Control Payment to the Trust (which such payment may be made directly to the Trust to the extent no Senior Secured Note is held through the facilities of a depository, and all such Senior Secured Notes are held in the name of the Trust or otherwise, to the Senior Secured Notes Trustee for the benefit of the Senior Secured Noteholders), to repurchase a principal amount of Senior Secured Notes equal to (1) the Trust Securities Tendered Amount minus (2) the Change of Control Offer Subject Amount if Vistra Operations has paid the Cash Settlement Amount with respect thereto in lieu of issuance, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, in each case to the extent necessary to pay the Change of Control Payment with respect to the Trust Securities Tendered Amount. Senior Secured Notes repurchased or for which Vistra Operations has paid the Cash Settlement Amount in lieu of issuance pursuant to the foregoing cannot be re-issued.

(e) On the Change of Control Payment Date, to the extent lawful:

(i) the Trust will accept for payment all Trust Securities properly tendered pursuant to the Change of Control Offer;

(ii) Vistra Operations will deposit with the Paying Agent on behalf of the Trust as Senior Secured Noteholder (or with the Senior Secured Notes Trustee if any Senior Secured Notes are held in a depository for eventual payment to the Senior Secured Noteholders) an amount equal to the Change of Control Payment in respect of all Trust Securities properly tendered; and

(iii) Vistra Operations will deliver or cause to be delivered to the Trustee an officers’ certificate stating the aggregate initial purchase price of Trust Securities being re-purchased by the Trust.

(f) The Paying Agent (to the extent it has received such amounts) shall promptly distribute to each holder of Trust Securities properly tendered the Change of Control Payment for the Trust Securities. Vistra Operations shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) The foregoing provisions of this Section 5.17 that require the Trust to make a Change of Control Offer following a Change of Control Trigger Event shall be applicable whether or not any other provisions of this Declaration are applicable.

Article VI

GRANTOR TRUST

Section 6.1. Treatment as “Grantor” Trust. The offering of the Trust Securities is intended to be treated for United States federal income tax purposes as a financing wherein Vistra Intermediate, the regarded owner of Vistra Operations for United States federal income tax purposes, directly owns the assets held in the Trust and issues indebtedness directly to the Holders. To mitigate any uncertainty, however, in order to comply with certain information reporting requirements that could apply if Vistra Intermediate is treated as indirectly owning such assets through the Trust, Vistra Operations and the Trust agree to take the position for all United States federal income tax purposes that the Trust is a “grantor” trust for United States federal income tax purposes and is not a partnership or an association subject to tax as a corporation, and that Vistra Intermediate is the sole “grantor” of the Trust and owner of the assets of the Trust for United States federal income tax purposes. The provisions of this Declaration shall be interpreted to further this intention of the parties.

Article VII

ACCOUNTING AND RECORDS

Section 7.1. Annual Tax Information.

(a) The Trustee shall cause the Trust to comply with information reporting and backup withholding requirements imposed on the Trust in connection with payments in respect of the Trust Securities. The Trustee shall undertake its information reporting and backup withholding obligations under this Section 7.1 consistent with the intent set forth in Section 6.1 absent a Change of Law or a change in administrative guidance or interpretation by the IRS or any state or local taxing authority. Pursuant to the engagement letter of the accounting firm of Cover & Rossiter referenced in Section 2.6(a)(xxv), Cover & Rossiter has agreed to notify the Trust and the Trustee if any future developments in the law or regulations would result in (i) the Trust having a classification other than a “grantor” trust which would require the Trust to prepare or file tax forms or returns that are different from those set forth in Section 7.1(b) or (ii) a requirement for “grantor” trusts to prepare or file tax forms or returns that are different from those set forth in Section 7.1(b). If the Trustee receives such notification from Cover & Rossiter or Vistra Operations, then promptly following the Trustee’s written request to Vistra Operations, Vistra Operations shall direct the Trustee in engaging Cover & Rossiter or another tax accounting firm to prepare such forms or returns. The expenses of such tax accounting firm shall be treated as Trust Expenses for the purposes of this Declaration and the Trust Expense Reimbursement Agreement. In addition, the authorizations and protections set forth in Section 2.6(a)(xxv) shall apply to the engagement of any such accounting firm.

(b) The Trustee shall cause the Trust to collect from, and deliver to, Vistra Operations and the Holders all applicable tax forms as required by law. The provisions of Section 7.1(b)(i)(A) and Section 7.1(b)(ii) shall apply unless otherwise required by a Change in Law or “determination” within the meaning of Section 1313(a) of the Code (as certified to in an Officer’s Certificate of the Depositor).

(i) In the case of Vistra Operations,

(A) the Trustee shall cause to be prepared and filed on a timely basis and at the expense of the Trust IRS Form 1041 with respect to the Trust. Consistent with the treatment of Vistra Intermediate as the sole “grantor” of the Trust and owner of the assets of the Trust for United States federal income tax purposes, such IRS Form 1041 shall contain only entity information with respect to the Trust and contain no information in respect of income received by the Trust. Such income shall instead be shown on a separate statement attached to such IRS Form 1041 as income received by Vistra Intermediate.

(B) the Trustee shall also cause to be duly prepared and filed with the appropriate taxing authority any other annual United States federal income tax information return and any other annual income tax returns required to be filed on behalf of the Trust with any state or local taxing authority. The Trustee shall also cause the Trust to furnish Vistra Operations with any additional forms or information as shall be reasonably requested by Vistra Operations to assist Vistra Operations or any Affiliate thereof in fulfilling its information reporting, backup withholding and income tax return obligations.

(ii) In the case of any Holder, unless an exemption from information reporting and backup withholding applies with respect to such Holder (an “exempt recipient”), the Trustee shall cause the Trust to timely deliver to such Holder the appropriate IRS Form 1099 or IRS Form 1042-S, reflecting that distributions from the Trust in respect of the Trust Securities are interest payments in respect of indebtedness of Vistra Intermediate paid by Vistra Intermediate to such Holder for United States federal income tax purposes. If payment is made to an exempt recipient, the Trustee shall cause the Trust to convey that, for United States federal income tax purposes, all payments made to such exempt recipient are payments of interest or principal. The Trust shall not report, for United States federal income tax purposes, any payment on the Trust Securities as a payment of put premium.

(c) Not later than the third Business Day following the last day of each calendar quarter (each, a “statement date”), the Trustee shall provide Vistra Operations a statement of the assets held in the Trust and any Designated Securities and/or Counterparty Securities outstanding as of the statement date, including (A) a description of such assets, (B) the market value of the Eligible Assets, and (C) the amount thereof, if any, that are Designated Securities and/or Counterparty Securities.

Section 7.2. Certain Accounting Matters.

(a) At all times during the existence of the Trust, the Trustee shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.

(b) So long as any of the Trust Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trust shall, unless it becomes subject to and complies with Section 13 or 15(d) of the Exchange Act, provide or cause to be provided to each Holder of such restricted securities and to each prospective purchaser (as designated by such Holder) of such restricted securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

Article VIII

DISSOLUTION AND TERMINATION OF THE TRUST

Section 8.1. Dissolution and Termination of the Trust.

(a) The Trust shall dissolve and liquidate in accordance with the Statutory Trust Act upon the date that is the earliest to occur of the following (the date of such earliest occurrence, the “Trust Dissolution Date”):

(i) May 17, 2028 (or on the following Business Day if such date is not a Business Day);

(ii) any date to which any Senior Secured Notes held by the Trust have been accelerated as a result of an Event of Default under (and as defined in) the Senior Secured Notes Indenture;

(iii) if the Repurchase Right has been terminated, the Vistra Operations Payment Date in respect of the entire Available Amount of Senior Secured Notes or, if the Trust then holds the Maximum P-Caps Outstanding Amount of Senior Secured Notes, the date the Repurchase Right is terminated;

(iv) the date on which the Maximum P-Caps Outstanding Amount is reduced to zero as the result of any redemption of Senior Secured Notes or Voluntary Exercise in respect of which Vistra Operations has made a Cash Settlement Election; and

(v) before the issuance of any Trust Securities by the Trust, receipt by the Trustee of written instruction from the Depositor.

(b) The Trustee shall give prompt notice to the Holders and each Rating Agency of any event that may result in a Trust Dissolution Date pursuant to Section 8.1(a)(ii), (iii) or (iv), including the receipt of (i) any Issuance Notice in respect of the entire Available Amount if the Repurchase Right has been terminated, (ii) any Automatic Exercise Notice or (iii) any notice of redemption of Senior Secured Notes or any Issuance Notice in respect of which Vistra Operations has made a Cash Settlement Election that will, on the Vistra Operations Payment Date, reduce the Maximum P-Caps Outstanding Amount to zero.

Section 8.2. Liquidation and Dissolution.

(a) As soon as practicable after the Trust Dissolution Date, the Trustee shall liquidate the Eligible Assets and Substitute Deposits held by the Trust and seek to collect any amounts due under the Facility Agreement, the Trust Expense Reimbursement Agreement and any Senior Secured Notes held by the Trust; provided that, if the Trust is dissolved pursuant to Section 8.1(a)(ii), (iii) or (iv), the Trustee shall only liquidate any Eligible Assets or Substitute

Deposits if and to the extent the amounts collected from other sources are not sufficient to pay or set aside for payment for the Trustee’s Fee and all Trust Expenses due and payable and the Trustee shall deliver the remaining Eligible Assets to Vistra Operations in respect of such exercise of the Issuance Right prior to distributing any Trust Property to the Holders or other creditors of the Trust.

(b) (i) If the Trust is dissolved pursuant to Section 8.1(a)(ii) or (iii), after satisfying or setting aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v), the Trustee shall (to the extent permitted by law) distribute the Senior Secured Notes pro rata to the Holders of the Outstanding Trust Securities as soon as practicable after the Trust Dissolution Date. If the Trust is unable to satisfy or set aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v) from the amounts received under the Facility Agreement, Trust Expense Reimbursement Agreement, payments under the Senior Secured Notes and liquidation proceeds of any Eligible Assets that are not delivered to Vistra Operations, in accordance with the Statutory Trust Act, as soon as practicable after the Trust Dissolution Date, the Trustee shall liquidate its remaining Trust Property, including the Senior Secured Notes, in accordance with Section 8.2(d) to the extent necessary to cover all amounts due as set forth in Section 8.2(c)(i) through (v), and distribute any funds and any Senior Secured Notes it then holds in accordance with the priorities set forth in Section 8.2(c).

(ii) If the Trust is dissolved pursuant to Section 8.1(a)(i), the Trustee shall redeem all Outstanding Trust Securities on May 17, 2028 (or on the following Business Day if such date is not a Business Day) at a redemption price per Trust Security equal to the amount of principal and interest that would have been payable at maturity on $1,000 principal amount of Senior Secured Notes, subject to the priorities set forth in Section 8.2(c). If the Trust is dissolved pursuant to Section 8.1(a)(iv), the Trustee shall make the Distributions on the Vistra Operations Payment Date, as set forth in Section 5.10. All such Distributions made pursuant to this Section 8.2(b)(ii) shall be made only after the Trustee satisfies or sets aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v). If the Trust is unable to satisfy or set aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v) from the amounts received under the Facility Agreement and Trust Expense Reimbursement Agreement and payments under the Senior Secured Notes, in accordance with the Statutory Trust Act, as soon as practicable after the Trust Dissolution Date, the Trustee shall liquidate (A) any Eligible Assets and Substitute Deposits then held by the Trust to the extent necessary to satisfy or set aside for payment all amounts as set forth in Section 8.2(c)(i) through (v) and (B) thereafter any Senior Secured Notes then held by the Trust in accordance with Section 8.2(d), to the extent necessary to cover all amounts due as set forth in Section 8.2(c)(i) through (v), and distribute any funds it then holds in accordance with the priorities set forth in Section 8.2(c).

(c) To the fullest extent permitted by the Statutory Trust Act, on the Liquidation Distribution Date, the Trustee shall distribute the Trust Property in accordance with the following priorities:

(i) first, in satisfaction of the expenses of liquidation;

(ii) second, in payment of any Trustee’s Fee and any Trust Expenses then due and payable;

(iii) third, to Vistra Operations in satisfaction of any amounts then due and payable to Vistra Operations under the Facility Agreement;

(iv) fourth, in satisfaction of any other outstanding obligations of the Trust then due and payable, pro rata among those creditors in accordance with the aggregate unpaid amount due to each;

(v) fifth, to set aside any amounts required to reasonably provide for the payment of any known claims or contingent obligations pursuant to the Statutory Trust Act; and

(vi) sixth, to the Holders, pro rata with respect to each Trust Security, subject to the provisions set forth in Section 8.2(l).

The date on which the Trustee is required to make any distributions as set forth in Section 8.2(b) or Section 8.2(d) shall be the “Liquidation Distribution Date”.

(d) Notwithstanding Section 8.2(c), if the Trust Property includes Senior Secured Notes on the Trust Dissolution Date, and if the Trustee determines that any Senior Secured Notes must be liquidated in order to satisfy obligations of the Trust that rank prior to the Distributions to the Holders under Section 8.2(c)(vi), the Trustee shall not make any such Distribution pursuant to Section 8.2(c) until the date on which it has liquidated the Senior Secured Notes to the extent necessary to cover all amounts due as set forth in Section 8.2(c)(i) through (v). Pending the distribution of the Trust Property, the Trustee shall hold the Trust Property, other than any Senior Secured Notes held by the Trust, as provided in Section 2.6(c). To determine whether any Senior Secured Notes must be liquidated, the Trustee shall assume that it shall apply all Trust Property, other than the Senior Secured Notes, to all obligations and claims of the Trust ranking higher in order of priority than the rights of the Holders, and that the Senior Secured Notes shall be liquidated only to the extent such other Trust Property is insufficient. If the Trustee determines that it must liquidate any of the Senior Secured Notes, it shall liquidate such Senior Secured Notes in accordance with commercially reasonable market standards and in compliance with applicable securities laws. The Trustee shall use commercially reasonable efforts (including retaining third-party agents at the expense of the Trust) to liquidate the Senior Secured Notes as promptly as practicable, but in any event shall dispose of the Senior Secured Notes held by the Trust no later than the 90th day following the Trust Dissolution Date. The Trustee shall distribute the proceeds received from any liquidation of Senior Secured Notes pursuant to this Section 8.2(d) on the date on which the Trustee liquidates the required amount of Senior Secured Notes; provided that a purchaser for such Senior Secured Notes is available on such date.

(e) Notwithstanding Section 8.2(c), if the Trust Property includes any Return Obligation on the Trust Dissolution Date, the Trustee (acting at the written direction of Vistra Operations) shall use commercially reasonable efforts to liquidate any claim for the return of any Designated Securities and/or Counterparty Securities in accordance with commercially reasonable market standards.

(f) Upon the occurrence of an event referred to in Section 8.1(a)(v), the Trustee shall proceed to wind up the affairs of the Trust, liquidate the Trust Property, apply the proceeds of such liquidation in the following order of priority and liquidate:

(i) first, to the expenses of liquidation; and

(ii) second, to the payment of the debts and liabilities of the Trust, as required by applicable law, including any outstanding expenses, fees or indemnity obligations owing to the Trustee, and any Trust Expenses.

(g) For purposes of the application of this Section 8.2, all unrealized income, gain, loss and deduction of the Trust shall be treated as realized and recognized immediately before any such distributions.

(h) If the Trustee receives any funds or other Trust Property after the Liquidation Distribution Date, the Trustee shall distribute such funds or other Trust Property in accordance with the priorities set forth in Section 8.2(c), not later than the third Business Day following its receipt of such funds or other Trust Property.

(i) Unless a Majority of Holders determine otherwise, on the one-year anniversary of the Trust Dissolution Date, the Trustee shall (i) distribute any remaining Trust Property in kind or abandon such Trust Property and (ii) at the expense of the Depositor, file a certificate of cancellation of the Trust with the Secretary of State terminating the Trust.

(j) To the extent consistent with the priorities established by this Article VIII, the Trustee may make liquidation distributions after the Trust Dissolution Date but prior to the Liquidation Distribution Date only pursuant to an amendment or waiver of this Declaration made in accordance with Section 10.3.

(k) Once the assets of the Trust have been liquidated and distributed as set forth in this Section 8.2 and a certificate of cancellation has been filed by the Trustee as described above, the Trust shall be terminated in accordance with the Statutory Trust Act.

(l) If pro rata distribution of the Senior Secured Notes would result in any Holder being entitled to receive Senior Secured Notes with an aggregate principal amount that is not a multiple of $1,000, then the Trustee shall round the principal amount of the Senior Secured Notes deliverable to that Holder down to the nearest $1,000 and shall seek to liquidate any remaining Senior Secured Notes and distribute the proceeds of those remaining Senior Secured Notes to those Holders, pro rata in accordance with the principal amount of Senior Secured Notes such Holder would have otherwise been entitled to receive.

Article IX

LIMITATION OF LIABILITY OF HOLDERS, THE TRUSTEE,

THE DELAWARE TRUSTEE OR OTHERS

Section 9.1. Liability; Indemnity.

(a) The Trustee, the Delaware Trustee and Vistra Operations shall not be:

(i) personally liable for the return of any portion of the investment of the Holders or any return thereon, all of which shall be made solely from assets of the Trust;

(ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise; or

(iii) except as expressly set forth herein in the case of the Depositor, required to pay any fees or expenses relating to the operation of the Trust.

(b) Pursuant to Section 3803(a) of the Statutory Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(c) (i) To the fullest extent permitted by applicable law, and (ii) to the extent Vistra Operations fails to indemnify any Indemnified Person (as defined herein) related to the Trustee, the Delaware Trustee or the Collateral Agent pursuant to the Trust Expense Reimbursement Agreement, the assets of the Trust shall be used to indemnify (A) the Trustee, (B) the Delaware Trustee, (C) the Collateral Agent, (D) the Securities Intermediary, (E) the LC Securities Intermediary, (F) any Affiliate of the Trustee or the Delaware Trustee and (G) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Trustee, the Delaware Trustee, the Collateral Agent, the Securities Intermediary or such Affiliates (each of the Persons in clause (A) through (G) being referred to as an “Indemnified Person”) for, and hold each Indemnified Person harmless against, any loss, obligation, action, damage, claim, liability, suit or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnified Person may be involved, as a party or otherwise, by reason of its status as an Indemnified Person, or expense including taxes (other than taxes based on or determined (in whole or in part) by reference to the income of the Trustee, the Delaware Trustee, the Collateral Agent, the Securities Intermediary, the LC Securities Intermediary or such other Person) incurred without gross negligence or bad faith or willful misconduct on the part of such Indemnified Person arising out of or in connection with the acceptance or administration of the Trust or the Trust Property, or relating to this Declaration or any other document or agreement, including the Pledge Agreement and the Facility Agreement (including any actions taken in connection with Section 2.7 of the Facility Agreement or any Issuance Right Assignment Notice, or Article IV of the Facility Agreement, any Designation Feature Exercise Notice or Posting Right Exercise Notice), entered into, by or on behalf of the Trust or the Trustee, including the costs, disbursements and expenses (including reasonable legal fees and expenses and fees and expenses incurred in connection with enforcement of indemnification rights) of defending itself against, or investigating any claim or liability in connection with, the exercise or performance of any of its powers or duties hereunder or any other such document or agreement. The obligation to indemnify as set forth in this Section 9.1(c) shall survive the satisfaction and discharge of this Declaration or the resignation or removal of the Trustee or the Delaware Trustee.

Section 9.2. Outside Businesses. Any of the Depositor, the Trustee, the Delaware Trustee, the Trustee’s officers, directors, shareholders, partners, members, representatives, employees, custodians, nominees, agents or Affiliates, and the Holders may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the foregoing Persons shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any such Person shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any of the foregoing Persons may engage or be interested in any financial or other transaction with Vistra Operations or any Affiliate of Vistra Operations, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of Vistra Operations or its Affiliates.

Article X

VOTING; AMENDMENTS AND MEETINGS

Section 10.1. General. Except as provided in this Article X, the Holders shall not have any voting rights.

Section 10.2. Voting. The Holders shall be entitled to vote as a single class on all matters submitted to the vote of the Holders. Each Trust Security shall have one vote on all matters submitted to the vote of the Holders.

Section 10.3. Amendments.

(a) No amendment to this Declaration shall be made, and any such purported amendment shall be void and ineffective:

(i) unless, in the case of any purported amendment, the Trustee shall have first received an opinion of counsel (which may be in-house counsel for Vistra Operations) that such purported amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Trust Securities);

(ii) unless, in the case of any purported amendment that affects the rights, duties, powers, liabilities, indemnities or immunities of the Trustee, the Trustee shall have consented to such amendment;

(iii) unless, in the case of any purported amendment that affects the rights, powers, liabilities, indemnities or immunities of the Delaware Trustee, the Delaware Trustee has consented in writing to such amendment;

(iv) unless, in the case of any purported amendment that affects the rights of Vistra Operations, Vistra Operations shall have consented to such amendment; or

(v) if the result of such amendment would be to:

(A) cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes;

(B) cause the Trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

(C) permit the Trust to invest in or hold any assets other than the Eligible Assets, the Senior Secured Notes, the Substitute Deposits and its rights under the Transaction Agreements (including the rights with respect to any Return Obligation in respect of any Designated Securities and/or Counterparty Securities).

(b) Section 2.11, Section 9.1(b), Section 10.2, this Section 10.3 and Section 10.4 shall not be amended without the unanimous consent of the Holders. In addition, if any proposed amendment would affect the rights of the Holders to receive Distributions on the Trust Securities in accordance with their terms, including Distributions in connection with a dissolution of the Trust, such amendment shall not be effective without the unanimous consent of the Holders. Any other amendment may be effected with the approval of the Majority of Holders voting on such matter, subject to the provisions set forth in Section 10.3(c).

(c) Notwithstanding any other provision of this Declaration or any other Transaction Agreement to which the Trust is a party, this Declaration may be amended without the consent of the Holders:

(i) to cure any ambiguity or correct any mistake or conform this Declaration or any other Transaction Agreement to which the Trust is a party to the description thereof in the Offering Memorandum;

(ii) to correct or supplement any provision in this Declaration or any other Transaction Agreement to which the Trust is a party that may be defective or inconsistent with any other provision of this Declaration or any other Transaction Agreement to which the Trust is a party;

(iii) as determined in good faith by an Authorized Officer, in an Officer’s Certificate (as defined in the Senior Secured Notes Indenture; provided that any reference to the term “Trustee” in the definition of Officer’s Certificate in the Senior Secured Notes Indenture shall be deemed to refer to the Trustee as defined in this Declaration) delivered to the Trustee, upon which the Trustee and the opinion of counsel referenced in Section 10.3(a)(i) are entitled to rely, to make any change that does not adversely affect the rights of any Holder in any material respect; or

(iv) to make any other change that may in the reasonable judgment of Vistra Operations be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or P-Caps Tax Event, provided that such change would not change the timing or amount of any Distribution to the Holders or the United States federal income tax treatment of the Holders as the owners of indebtedness of Vistra Intermediate, either held directly or held through the Trust.

(d) At the request of Vistra Operations, the Trust may consent to any amendment or modification of the Facility Agreement, Vistra Pledge Agreement or Trust Expense Reimbursement Agreement, subject to obtaining any consent of Holders required by the terms of such agreement in respect of such amendment or modification.

(e) The Trustee shall provide prompt written notice to the Holders and each Rating Agency of any amendment to or modification of any Transaction Agreement, other than any such amendment or modification that conforms such Transaction Agreement to the description thereof in the Offering Memorandum.

(f) Prior to the execution of any amendment to this Trust Declaration or any Transaction Agreement, the Trustee and the Delaware Trustee shall be entitled to receive and conclusively rely on an opinion of counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Declaration and the Transaction Agreements and that all conditions precedent to the execution of such amendment have been satisfied. The Trustee and the Delaware Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Delaware Trustee own rights, duties or immunities under this Declaration.

Section 10.4. Certain Other Matters.

(a) If the consent of the Holders or the holders of the Senior Secured Notes is required, or would be required if the Senior Secured Notes were outstanding, with respect to any amendment, modification or waiver of the terms of or rights or preferences under, or other matter in respect of the Senior Secured Notes or the Senior Secured Notes Indenture (whether or not the Trust is then holding any Senior Secured Notes), any other securities that are part of the Trust Property or any other agreement to which the Trust is a party, the Trustee shall request the direction of the Holders of the Trust Securities with respect to such matter.

(b) With respect to the Senior Secured Notes and the Senior Secured Notes Indenture (whether or not the Trust is then holding any Senior Secured Notes), the Trustee shall only give its consent with respect to those matters if (i) a Majority of Holders consent thereto, in the case of any matter of the type that requires, or would require, the consent of holders of a majority of the outstanding Senior Secured Notes or (ii) all Holders consent thereto, in the case of any matter of the type that requires, or would require, consent of all holders of Senior Secured

Notes. With respect to all other matters, and prior to taking any other legal action with respect to any Trust Property, the Trustee shall request the direction of the Holders with respect to such matter or legal action and shall act with respect to such matter or legal action as directed by a Majority of Holders. The Trustee shall not be obligated to take any action in accordance with the directions of the Holders under this Section 10.4 unless the Trustee has received an Opinion of Tax Counsel to the effect that for United States federal income tax purposes the Trust shall not be classified as an association or a publicly traded partnership taxable as a corporation after consummation of such action.

(c) Vistra Operations agrees that it shall not amend the Senior Secured Notes Indenture, as it would apply to the Senior Secured Notes, after the issue date of the Trust Securities and at a time no Senior Secured Notes are outstanding, except with respect to changes that would not require any vote by holders of Senior Secured Notes if the Senior Secured Notes were outstanding, without the consent of the Trustee, as directed by the Holders of the Trust Securities, as provided in Section 10.4(a) and (b).

Section 10.5. Meetings of the Holders.

(a) Meetings of the Holders may be called at any time by the Trustee or as provided by this Declaration. Except to the extent otherwise provided in this Declaration, the following provisions shall apply to meetings of Holders.

(b) Whenever a vote, consent or approval of Holders is permitted or required under this Declaration such vote, consent or approval may be given at a meeting of Holders, in person or by proxy, or by written consent.

(c) Each Holder may authorize any Person to act for it by proxy on all matters in which such Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Holder or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Holder executing it at any time before it is voted.

(d) Each meeting of Holders shall be conducted by the Trustee or by such other Person that the Trustee may designate.

(e) A quorum with respect to any such meeting shall not be less than 50% of the Holders entitled to vote at the meeting. The Trustee shall cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action may be taken by written consent of such Holders, to be mailed to each Holder at least 10 days before such meeting. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Holders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. Any and all meetings of Holders shall be held during normal business hours.

(f) The Trustee shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, action by consent without a meeting, the establishment of a record date, quorum requirements (other than those set forth in Section 10.5(e)), voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

Article XI

REPRESENTATIONS OF THE TRUSTEE AND THE DELAWARE TRUSTEE

Section 11.1. Representations and Warranties of the Trustee. The Person that acts as initial Trustee represents and warrants to the Trust and to the Depositor and for the benefit of the Holders at the date of this Declaration, and each Successor Trustee represents and warrants to the Trust and the Depositor and for the benefit of the Holders at the time of the Successor Trustee’s acceptance of its appointment as Successor Trustee that:

(a) The Trustee is a banking corporation, organized and authorized under the laws of the State of New York (or, in the case of a Successor Trustee, its jurisdiction of incorporation) to exercise corporate trust powers, duly organized, validly existing and in good standing under such laws, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

(b) The Trustee satisfies the requirements of Section 4.1(a).

(c) The execution, delivery and performance by the Trustee of the Certificate of Trust and this Declaration have been duly authorized by all necessary corporate action on the part of the Trustee. This Declaration has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(d) The execution, delivery and performance of the Certificate of Trust and this Declaration by the Trustee does not conflict with or constitute a breach of the charter or Articles of Association or the By-laws of the Trustee.

(e) No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Trustee of the Certificate of Trust and this Declaration.

(f) The Trustee, except as expressly provided or contemplated by this Declaration, shall not dispose of any Trust Property, or create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Trust Property.

Section 11.2. Representations and Warranties of the Delaware Trustee. The Delaware Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Depositor and for the benefit of the Holders at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Depositor and for the benefit of the Holders at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee, that:

(a) The Delaware Trustee fulfills the requirements of Section 3807 of the Statutory Trust Act and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

(b) The Delaware Trustee has been authorized to execute, deliver and perform its obligations under the Certificate of Trust and this Declaration. This Declaration has been duly executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(c) No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Declaration.

(d) The Delaware Trustee is an entity that has its principal place of business in the State of Delaware.

Article XII

MISCELLANEOUS

Section 12.1. Notices.

(a) Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by facsimile transmission (confirmed by mail), by registered or certified mail or by nationally recognized overnight courier or by e-mail, addressed as follows (except that such notices, requests and other communications if given to the Trustee or the Delaware Trustee shall not be effective unless actually received by the Trustee or the Delaware Trustee, as the case may be, at the Corporate Trust Office or principal place of business of the Delaware Trustee, as the case may be):

If to the Trust at:

Palomino Funding Trust I

c/o The Bank of New York Mellon Trust Company, N.A. – Global Corporate Trust

240 Greenwich Street, 7E

New York, NY 10286 Attention: Corporate Trust Administration- Palomino Funding Trust

Telephone:    412-236-0740

Email: Nickolas.Scarano@bnymellon.com

If to the Trustee at:

The Bank of New York Mellon Trust Company, N.A. – Global Corporate Trust

240 Greenwich Street, 7E

New York, NY 10286

Attention: Corporate Trust Administration- Palomino Funding Trust

Telephone:    412-236-0740

Email: Nickolas.Scarano@bnymellon.com

If to the Delaware Trustee at:

BNY Mellon Trust of Delaware

301 Bellevue Parkway, 3rd Floor

Wilmington, DE 19809

Attention: Corporate Trust Administration

Email: kris.gullo@bnymellon.com

With copy to:

The Bank of New York Mellon Trust Company, N.A. – Global Corporate Trust

240 Greenwich Street, 7E

New York, NY 10286

Attention: Nickolas Scarano

Telephone:    (412) 236-0740

Email: nickolas.scarano@bnymellon.com

If to S&P at:

S&P Global Ratings

55 Water Street

New York, New York 10041

If to Moody’s at:

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: Life and Health Insurance Ratings Group]

If to the Depositor or Vistra Operations at:

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Attention: William M. Quinn

E-mail:

With a copy to:

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Attention: Yuki Whitmire, Esq., Vice President, Associate General Counsel and Corporate Secretary

E-mail:

If to any Holder, at the address of such Holder set forth on the Register.

Any notice or other communication provided for herein to be given to a Rating Agency shall be provided as a matter of accommodation and no liability shall attach to the giver of such notice or other communication for the failure to deliver same or any defect in its contents.

Any instruction given to the Trustee in connection with the Trust Securities or the Senior Secured Notes pursuant to Section 4.12 shall be given by the Depositor or the Holders exclusively by Corporate Action Instructions.

(b) Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt, if delivered by email or facsimile transmission; on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier. Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 12.1.

Section 12.2. GOVERNING LAW. THIS DECLARATION, THE TRUST SECURITIES AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION ANY PROVISION OF THE LAWS (STATUTORY OR COMMON, OTHER THAN THE STATUTORY TRUST ACT) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, INCLUDING (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL,

(F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS, OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF THE TRUSTEE THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS TRUST DECLARATION. SECTIONS 3540 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

Section 12.3. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Declaration or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in any other court of the State of Delaware or in the United States District Court for the District of Delaware, and each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Each of the parties hereto unconditionally agrees, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process. Process in any suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any of the named courts and such service shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party within the State of Delaware.

Section 12.4. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AND THE HOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DECLARATION OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.5. Third Party Beneficiaries. Vistra Operations, the Collateral Agent and the Securities Intermediary are intended third party beneficiaries of this Declaration and may enforce the provisions of this Declaration as if each were a party hereto.

Section 12.6. Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 12.7. Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signatures of the Trustee, the Delaware Trustee and a duly authorized officer of the Depositor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. The exchange of copies of this Declaration and of signature pages by facsimile or email transmission of PDF files shall constitute effective execution and delivery of this Declaration as to the parties hereto and may be used in lieu of the original Declaration for all purposes. Signatures of the parties hereto transmitted by facsimile or email transmission of PDF files shall be deemed to be their original signatures for all purposes.

Section 12.8. Required Disclosure. The Trustee is authorized to supply any information regarding the accounts held by the Trust and related Trust Property that is required by any law, regulation or rule now or hereafter in effect. Each of the Depositor and the Holder agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Declaration of Trust to be executed as of the day and year first above written.

VISTRA OPERATIONS COMPANY LLC, as Depositor

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

VISTRA OPERATIONS COMPANY LLC, solely for the purposes of Sections 5.10(b) and (f), Sections 5.17(b), (d), (e) and (f) and Section 10.4(c)

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

[Signature Page to Amended and Restated Declaration of Trust]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Shondra N. Williams
Name: Shondra N. Williams Title: Vice President

[Signature Page to Amended and Restated Declaration of Trust]

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Dawn Plows
Name: Dawn Plows Title: Agent

[Signature Page to Amended and Restated Declaration of Trust]